UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Omniture, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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550 East Timpanogos Circle
Orem, Utah 84097
www.omniture.com

April 19, 2007

Dear Stockholder:

I am pleased to invite you to attend the 2007 Annual Meeting of Stockholders of Omniture, Inc. to be held on Wednesday, May 23, 2007, at 10:00 a.m., local time, at Sundance Resort, RR3 Box A-1, Sundance, Utah 84604.

Details regarding admission to the Annual Meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement. Included with the Proxy Statement is a copy of our 2006 Annual Report.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible by completing and returning the enclosed proxy card in the postage-prepaid envelope to ensure your shares will be represented. Your vote by written proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend in person.

Thank you for your ongoing support of and continued interest in Omniture, Inc. We look forward to seeing you at our Annual Meeting.

Sincerely,

Joshua G. James
President and
Chief Executive Officer

550 East Timpanogos Circle
Orem, Utah 84097
www.omniture.com

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS OF OMNITURE, INC.

TO STOCKHOLDERS OF OMNITURE, INC.:

NOTICE IS HEREBY GIVEN that the 2007 Annual Meeting of Stockholders of Omniture, Inc. will be held on Wednesday, May 23, 2007, at 10:00 a.m., local time, at Sundance Resort, RR3 Box A-1, Sundance, Utah 84604, for the following purposes:

1.	To elect two Class I directors to the Board of Directors, each to serve a term of three years;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year ending December 31, 2007; and

3.	To transact such other business as may properly come before the meeting or at any and all adjournments or postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. We are not aware of any other business to come before the meeting.

The meeting will begin promptly at 10:00 a.m., local time, and check-in will begin at 9:30 a.m., local time. Only stockholders of record at the close of business on April 2, 2007 and their valid proxies are entitled to attend and vote at the meeting and any and all adjournments or postponements thereof. You should be prepared to present photo identification for admittance. If you are not a stockholder of record but hold shares through a broker, trustee or nominee (that is, in street name), you will be required to provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to April 2, 2007, a copy of the voting instruction card provided by your broker, trustee or nominee, or similar evidence of ownership.

A complete list of the stockholders entitled to vote at the meeting will be available and open to the examination of any stockholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting during normal business hours at our corporate headquarters at 550 East Timpanogos Circle, Orem, Utah 84097.

Your vote is very important. Even if you plan to attend the meeting in person, we encourage you to read the Proxy Statement and submit your proxy to ensure that your shares will be represented at the meeting if for any reason you are unable to attend. If you do attend the meeting and wish to vote in person, you may withdraw your proxy at that time and vote in person. You may submit your proxy for the meeting by completing, signing, dating and returning your proxy or voting instruction card in the postage pre-paid envelope provided.

By Order of the Board of Directors,

Shawn J. Lindquist
Chief Legal Officer, Senior Vice President
and Secretary

Orem, Utah
April 19, 2007

YOUR VOTE IS IMPORTANT!
WHETHER YOU OWN ONE SHARE OR MANY, YOUR PROMPT COOPERATION IN VOTING YOUR PROXY IS GREATLY APPRECIATED.

i

ii

550 East Timpanogos Circle
Orem, Utah 84097
www.omniture.com

THE OMNITURE 2007 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT

General Information

The Board of Directors of Omniture, Inc., a Delaware corporation, is soliciting the enclosed proxy from you. The proxy will be used at our 2007 Annual Meeting of Stockholders to be held on Wednesday, May 23, 2007 at 10:00 a.m., local time, and for any adjournments or postponements of the meeting. The meeting will be held at Sundance Resort, RR3 Box A-1, Sundance, Utah 84604. Our Annual Report to Stockholders for the fiscal year ended December 31, 2006, or fiscal 2006, including our financial statements for fiscal 2006, is also enclosed with this proxy statement.

We use several abbreviations in this proxy statement. All references in this proxy statement to “we,” “us,” “our,” “Omniture” or “the Company” shall mean Omniture, Inc. The term “proxy materials” includes this proxy statement, as well as the enclosed proxy card, the Notice of 2007 Annual Meeting of Stockholders and our annual report for the fiscal year ended December 31, 2006, filed with the Securities and Exchange Commission on or about April 19, 2007. The term “meeting” or “annual meeting” means our 2007 Annual Meeting of Stockholders, except where the context provides otherwise. The term “record date” means April 2, 2007.

This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the annual meeting. Please read it carefully. These proxy materials are first being mailed on or about April 19, 2007.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
AND PROCEDURAL MATTERS

Why I am receiving these proxy materials?	The Board of Directors of Omniture, Inc. is providing you with proxy materials in connection with the solicitation of proxies for use at Omniture’s 2007 Annual Meeting of Stockholders to be held on Wednesday, May 23, 2007 at 10:00 a.m., local time, and any adjournments or postponement of the meeting. The meeting will be held at Sundance Resort, RR3 Box A-1, Sundance, Utah 84604, for the purpose of considering and acting on the matters set forth in this proxy statement.

You are receiving these proxy materials from us because you were a stockholder of record at the close of business on April 2, 2007 — the record date. As a stockholder of record as of the record date, you are invited to attend the meeting and are entitled to and requested to vote on the items of business described in this proxy statement.

What should I do if I receive more than one set of proxy materials?	You may receive more than one set of proxy materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all of your shares are voted at the annual meeting.

What is the record date for purposes of the annual meeting?	Our Board of Directors has set April 2, 2007 as the record date for the meeting.

What is the purpose of the annual meeting?	At our annual meeting, stockholders of record as of the record date will act upon the items of business outlined in the Notice of 2007 Annual Meeting of Stockholders of Omniture, Inc. (on the cover page of this proxy statement), each of which are described more fully below. In addition, management will report on the historical performance of the Company and respond to questions from stockholders.

Who is entitled to attend the meeting?	Only stockholders of record as of the close of business on April 2, 2007, the record date, are entitled to receive notice of and to participate in the meeting. You should be prepared to present photo identification for admittance.

Please also note that if you are not a stockholder of record but hold shares through a broker, trustee or nominee (that is, in “street name”), you will need to provide proof of beneficial ownership as of the record date, such as your most recent brokerage account statement prior to April 2, 2007, a copy of the voting instruction card provided by your broker, trustee or nominee, or similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the annual meeting.

The meeting will begin promptly at 10:00 a.m., local time. Check-in will begin at 9:30 a.m., local time.

Who is entitled to vote and how many votes do I have?	Only stockholders of record at the close of business on the record date are entitled to receive notice of and to vote at the meeting. Each holder of our common stock will be entitled to one vote for each share of our common stock owned as of the record date. As of the record date, there were 49,079,326 shares of our common stock outstanding and entitled to vote, and there were approximately 87 stockholders of record, including the Depository Trust Company, which holds shares of our common stock on behalf of an indeterminate number of beneficial owners. We do not have any outstanding shares of preferred stock.

What items of business will be voted on at the meeting?	The items of business scheduled to be voted on by stockholders at the meeting are as follows:

1. The election of two Class I directors to the Board of Directors, each to serve a term of three years;

2. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year ending December 31, 2007; and

3. To transact such other business as may properly come before the meeting or at any and all adjournments or postponements thereof.

These proposals are described more fully below. As of the date of this proxy statement, the only business that our Board of Directors intends to present or knows that others will present at the meeting is as set forth in this proxy statement.

If any other matters are properly presented at the annual meeting, it is the intention of the persons who hold proxies to vote the shares they represent in accordance with their best judgment.

How does the Board of Directors recommend that I vote on the proposals?	Our Board of Directors recommends that you vote (1) “FOR” each of the nominees to serve as Class I directors and (2) “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year ending December 31, 2007.

What is the voting requirement to approve each of the proposals?	Election of Directors. The two director nominees receiving the highest number of affirmative “FOR” votes at the meeting (a plurality of votes cast) will be elected to serve as Class I directors. You may vote either “FOR” or “WITHHOLD” your vote for the director nominees. A properly executed proxy marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether a quorum is present at the meeting.

All Other Items. For each of the other items of business, the affirmative “FOR” vote of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. You may vote “FOR,” “AGAINST” or “ABSTAIN” for these items of business. If you “ABSTAIN,” your abstention will have the same effect as a vote “AGAINST.”

What constitutes a “quorum” for the annual meeting?	At least a majority of the shares of our common stock outstanding as of the record date must be present at the annual meeting in person or by proxy in order to hold the annual meeting and conduct business. This is called a quorum.

Your shares are counted as present at the annual meeting if you are either present and vote in person at the annual meeting or have properly submitted a proxy. Abstentions, broker non-votes and votes withheld from director nominees are considered as shares present at the annual meeting for the purposes of determining a quorum. If sufficient votes to constitute a quorum are not received by the date of the annual meeting, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies. Adjournment would require the affirmative vote of the holders of a majority of the outstanding shares of Omniture common stock present in person or represented by proxy at the annual meeting. The persons named as proxies would generally exercise their authority to vote in favor of adjournment.

How are votes counted?	With respect to the election of directors, you may vote “FOR” all of the nominees or you may elect to have your vote “WITHHELD” with respect to one or more of the nominees. Votes that are withheld will be excluded entirely and will have no effect in the election of directors. Similarly, if you hold your shares in street name and you do not vote or instruct the broker how to vote the shares, or your broker does not have discretionary authority to vote in the election of directors, your shares will have no effect in the election of directors.

With respect to other proposals, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you abstain from voting, it will have the same effect as a vote against the proposal. If you hold your shares in street name and you do not vote or instruct the broker how to vote the shares, or your broker does not have discretionary authority to vote, your shares will not be counted in the tally of the number of shares cast on the proposal and therefore may have the effect of reducing the number of shares needed to approve the proposal.

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. However, if you sign your proxy card or voting instruction card without giving specific instructions on voting, your shares will be voted in accordance with the recommendations of our Board of Directors. In other words, your shares will be voted “FOR” each of the director nominees, “FOR” ratification of the independent registered public accounting firm and in the discretion of the proxy holders on any other matters that properly come before the meeting.

What is a “broker non-vote”?	Under the rules that govern brokers who have record ownership of shares that are held in street name for their clients, who are the beneficial owners of the shares, brokers have the discretion to vote such shares on routine matters (such as election of directors and ratification of the appointment of independent registered public accounting firm), but not on non-routine matters. Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares “FOR,” “WITHHOLD” or “AGAINST” routine matters but will not vote on non-routine matters. A “broker non-vote” occurs when a broker expressly instructs on a proxy card that it is not voting on a matter, whether routine or non-routine.

Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum for the transaction of business, but they will not be counted in tabulating the voting result for any particular proposal.

How are abstentions counted?	Because no definitive statutory or case law authority exists in Delaware as to the proper treatment of abstentions, if you return a proxy card that indicates an abstention from voting in all matters, the shares represented will be counted for the purpose of determining both the presence of a quorum and the total number of votes cast with respect to a proposal (other than the election of directors), but they will not be voted on any matter at the annual meeting. In the absence of controlling precedent to the contrary, we intend to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote “AGAINST” a proposal.

What shares can I vote at the meeting?	You are entitled to one vote for each share of Omniture common stock you owned at the close of business on the record date, including shares held directly in your name as the stockholder of record and shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?	Many Omniture stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, or AST, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the meeting. We have enclosed or sent a proxy card for you to use.

Beneficial Owner. If your shares are held through a broker, bank or other nominee (for example, in a brokerage account), you are considered the beneficial owner of those shares held in “street name,” and these proxy materials are being forwarded to you by your broker, trustee or nominee, together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote. You are also invited to attend the annual meeting. Please note that since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

How can I vote my shares without attending the annual meeting?	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the meeting. If you are a stockholder of record, you may vote by submitting a proxy — by completing, signing and dating the proxy card and mailing it in the accompanying pre-addressed envelope. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee — by completing, signing and dating the voting instruction card provided and mailing it in the accompanying pre-addressed envelope.

For additional directions on how to vote, please refer to the instructions below and those included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker, trustee or nominee.

How can I vote my shares in person at the annual meeting?	Shares held in your name as the stockholder of record may be voted in person at the meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares.

Even if you plan to attend the annual meeting, we recommend that you also submit your proxy card or voting instructions as described above so that your vote will be counted if you later decide not to attend the meeting.

If I sign a proxy card or voting instruction card, how will it be voted?	Whichever method you select to transmit your instructions, the proxy holders or your broker, bank or nominee will vote your shares in accordance with those instructions.

If you return a proxy card or voting instruction card or grant a proxy without giving specific voting instructions for a proposal, your shares will be voted as recommended by our Board of Directors on that proposal.

If you are the beneficial owner of shares held in street name and do not return the voting instruction card or provide instructions using the Internet or telephone voting systems, if available, your broker, bank or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers have the discretion to vote on routine matters, such as the uncontested election of directors and the ratification of the selection of independent auditors, but do not have discretion to vote on non-routine matters.

Can I change or revoke my vote after I return a proxy card or voting instruction card?	You may change or revoke your vote prior to the close of voting at the annual meeting.

If you are the stockholder of record, you may revoke your proxy or change your vote by:

• delivering to the Corporate Secretary of Omniture, prior to your shares being voted at the meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares (such written notice should be hand delivered to Omniture’s Corporate Secretary or should be sent so as to be delivered to Omniture, Inc., 550 East Timpanogos Circle, Orem, Utah 84097, Attn: Corporate Secretary); or

• attending the annual meeting and voting in person.

If you are the beneficial owner of shares held in street name, you may change your vote by:

• submitting new voting instructions to your broker, bank or other nominee in a timely manner; or

• attending the annual meeting and voting in person if you have obtained a legal proxy from the broker, bank or nominee that holds your shares giving you the right to vote the shares.

Who will serve as inspector of election at the annual meeting?	We expect a representative of American Stock Transfer & Trust Company, or AST, our Transfer Agent, to tabulate the votes and act as inspector of election at the annual meeting.

Who is soliciting my vote and who will bear the costs of this solicitation?	Omniture is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to this solicitation by mail, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by members of our Board of Directors, our officers and other employees, who will not receive any additional compensation for assisting in the solicitation. We estimate that our total expenditures in connection with this proxy solicitation will be $20,000. Upon request, we will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for forwarding proxy solicitation materials to the beneficial owners of our common stock.

Where can I find the voting results of the meeting?	We intend to announce preliminary voting results at the annual meeting and publish final results in our quarterly report on Form 10-Q for the second quarter ending on June 30, 2007.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders?	You may submit proposals for consideration at future stockholder meetings. For a stockholder proposal to be considered for inclusion in our proxy statement for next year’s annual meeting, the written proposal must be received by our Corporate Secretary at our principal executive offices no later than December 21, 2007. Such proposals also must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, and any other applicable rules established by the Securities and Exchange Commission, or SEC. Proposals should be directed to the Corporate Secretary at the address of our principal executive offices set forth below.

For a stockholder proposal to be considered at next year’s annual meeting that is not intended to be included in Omniture’s proxy statement in accordance with Rule 14a-8, the stockholder must provide the information required by our bylaws and give timely notice to our Corporate Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Corporate Secretary not later than the close of business on December 21, 2007.

If the date of the next annual meeting of stockholders to be held in 2008 is moved more than 30 days before or after the anniversary of this annual meeting, then notice of a stockholder proposal that is not intended to be included in Omniture’s proxy statement under Rule 14a-8 for such future meeting must be received no later than the close of business on the later of the following two dates:

• 120 days in advance of the 2008 annual meeting; and

• 10 calendar days after public announcement of the meeting date.

How may I recommend or nominate individuals to serve as directors?	You may propose director candidates for consideration by the Nominating and Governance Committee of our Board of Directors. Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to the Corporate Secretary at the address of our principal executive offices set forth below.

In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must, among other requirements set forth in our Corporate Governance Guidelines, a copy of which is located on our website, deliver the information required by our bylaws and a statement by the nominee consenting to being named as a nominee and serving as a director, if elected, and acknowledging that he or she will owe a fiduciary obligation to Omniture and its stockholders.

What is the deadline to propose or nominate individuals to serve as directors?	A stockholder may send a proposed director candidate’s name and information to our Board of Directors at anytime. Generally, such proposed candidates are considered at the Board meeting prior to the annual meeting.

To nominate an individual for election at an annual meeting of stockholders, the stockholder must give timely notice in writing to our Corporate Secretary in accordance with our bylaws, which, in general, require that the notice be received in writing by the Corporate Secretary by close of business on December 21, 2007, unless the annual meeting is changed by more than 30 days from the anniversary of the prior year’s annual meeting, in which case the deadline will be the later of the following two dates:

• 120 days in advance of the 2008 annual meeting; and

• 10 calendar days after public announcement of the meeting date.

How may I obtain a copy of Omniture’s bylaw provisions regarding stockholder proposals and director nominations?	You may contact our Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. Our bylaws are also available at http://www.omtr.com.

Where are Omniture’s principal executive offices?	Our principal executive offices are located at 550 East Timpanogos Circle, Orem, Utah 84097. Our telephone number is (801) 722-7000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of our common stock of:

•	each person who we know beneficially owns more than 5% of our common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all current directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated in the footnotes below, we believe, based on information furnished to us, that the persons named in the table below have sole voting and investing power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 49,079,326 shares of common stock outstanding at March 31, 2007. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares of common stock subject to options held by the person that are currently exercisable or exercisable within 60 days of March 31, 2007 (May 30, 2007). We did not deem such shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Omniture, Inc., 550 East Timpanogos Circle, Orem, Utah 84097.

	Amount and Nature	Percentage of
	of Beneficial	Common Stock
Name and Address of Beneficial Owner	Ownership (#)(1)	Outstanding (%)

5% Stockholders:
Cocolalla, LLC(2)	2,983,333	6.1
FMR Corp.(3)	7,351,398	15.0
Hummer Winblad Venture Partners V, L.P.(4)	7,255,661	14.8
Scale Venture Partners II, L.P.(5)	3,840,953	7.8
TPP Capital Advisors Ltd.(6)	2,545,118	5.2
Directors and Executive Officers:
Joshua G. James(7)	4,421,954	9.0
John R. Pestana(8)	3,762,474	7.7
Michael S. Herring(9)	306,210	*
Brett M. Error(10)	1,515,886	3.0
Christopher C. Harrington(11)	228,906	*
D. Fraser Bullock(12)	1,519,509	3.1
Gregory S. Butterfield(13)	24,250	*
Dana L. Evan(14)	66,750	*
Rory T. O’Driscoll(15)	3,840,953	7.8
Mark P. Gorenberg(16)	7,303,742	14.9
All directors and executive officers as a group (10 persons)(17)	22,990,634	44.9

*	Less than 1%.

(1)	The information provided in this table is based on our records, information supplied to us by our executive officers, directors and principal stockholders and information contained in Schedules 13D and 13G filed with the Securities and Exchange Commission.

(2)	Joshua G. James, our President and Chief Executive Officer and a director, is the managing member of Cocolalla, and he has sole power to vote and dispose of the shares which are directly owned by Cocolalla.

(3)	The address of FMR Corp. is 82 Devonshire Street, Boston, MA 02109. FMR Corp. is the parent corporation of a wholly owned subsidiary, Fidelity Management & Research Company (“Fidelity”). Fidelity is the investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940 and holds shares of our common stock. As investment advisor, Fidelity may be deemed to beneficially own 7,304,843 shares or 14.9% of our oustanding common stock, where 3,231,581 shares or 6.6% of our oustanding common stock are held by Fidelity Growth Company Fund, which has its principal business office at 82 Devonshire Street, Boston, MA 02109. Each of Edward C. Johnson 3d, Chairman and members of his family, may be deemed to form a controlling group with respect to FMR Corp. Pyramis Global Advisors, LLC 53 State Street, Boston, Massachusetts, 02109, an indirect wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 15,255 shares or less than 1% or our outstanding common stock as a result of its serving as investment adviser to institutional accounts, non-U.S. mutual funds, or investment companies registered under Section 8 of the Investment Company Act of 1940 owning such shares. Pyramis Global Advisors Trust Company, 53 State Street, Boston, Massachusetts, 02109, an indirect wholly-owned subsidiary of FMR Corp., is the beneficial owner of 2,200 shares or less than 1% or our outstanding common stock as a result of its serving as investment manager of institutional accounts owning such shares. Fidelity International Limited (“FIL”), Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda, and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. FIL is the beneficial owner of 29,100 shares or less than 1% of our outstanding common stock. This description is based solely on information contained in a Schedule 13G filed by FMR Corp. with the SEC on April 10, 2007.

(4)	The address of Hummer Winblad Venture Partners V, L.P. (“HWVP V”) is 1 Lombard Street, San Francisco, California 94111. Includes 7,251,393 shares which are directly owned by HWVP V and 4,268 shares which are directly owned by Hummer Winblad Venture Partners V-A, L.P. (“HWVP V-A”). Hummer Winblad Equity Partners V, L.L.C. (“HWEP V”), the general partner of HWVP V and HWVP V-A, may be deemed to have sole power to vote and dispose of the shares which are directly owned by HWVP V and HWVP V-A, and John Hummer, Ann L. Winblad (“Winblad”), Mark P. Gorenberg (“Gorenberg”), Mitchell Kertzman (“Kertzman”) and Douglas Hickey (“Hickey”), the managing members of HWEP V, may be deemed to have shared power to vote and dispose of such shares. Mr. Gorenberg disclaims beneficial ownership in the shares held by HWVP V and HWVP V-A, except to the extent of his pecuniary interest therein.

(5)	The address of Scale Venture Partners II, L.P. is 950 Tower Lane, Suite 700, Foster City, California 94404. The voting and disposition of these shares held by Scale Venture Partners II, L.P. (“SVP”) is determined by a two-thirds-in-interest of the six managing members of Scale Venture Management II, LLC, its general partner. Rory T. O’Driscoll is a managing member of Scale Venture Management II, LLC and, as such, has a pecuniary interest in a portion of the shares held by SVP. Mr. O’Driscoll disclaims beneficial ownership of the shares held by SVP, except to the extent of his proportionate pecuniary interest therein.

(6)	The address of TPP Capital Advisors Ltd. is 7-5-1-1202 Akasaka, Minato-Ku, Tokyo 107-0052 Japan. Includes 2,411,785 shares which are directly owned by TPP Capital Advisors, Ltd. (“TPP”) and 133,333 shares issuable upon exercise of an option held by Nobutaka Mutaguchi (“Mutaguchi”) which is exercisable within 60 days after March 31, 2007. Mr. Mutaguchi may be deemed to have sole power to vote and dispose of the shares which are directly owned by TPP.

(7)	Includes 1,172,500 shares which are directly owned by Mr. James, of which 125,000 will be unvested and subject to a lapsing right of repurchase in our favor upon Mr. James’ cessation of service on the date 60 days after March 31, 2007; 2,983,333 shares which are directly owned by Cocolalla, LLC; 187,500 shares issuable upon exercise of an option held by Mr. James which is exercisable within 60 days of March 31, 2007; 34,871 shares issuable upon exercise of an option held by Mr. James which is exercisable within 60 days of March 31, 2007, of which 7,992 shares, if these options are exercised in full, will be subject to vesting and a lapsing right of repurchase in our favor upon Mr. James’ cessation of service on the date 60 days from March 31, 2007; and 43,750 shares issuable upon exercise of an option held by Mr. James which is exercisable within 60 days of March 31, 2007.

(8)	Includes 1,147,371 shares which are directly owned by Mr. Pestana, of which 132,992 shares will be unvested and subject to a lapsing right of repurchase in our favor upon Mr. Pestana’s cessation of service on the date 60 days from March 31, 2007; 75,000 shares which are directly owned by John and/or Heidi Pestana; and 10,937 shares issuable upon options which are exercisable within 60 days of March 31, 2007. Also includes 1,164,583 shares which are directly owned by Erutinmo, LLC. Mr. Pestana, our Executive Vice President, Customer Success and Chairman of the Board of Directors, is the managing member of Erutinmo, LLC and he has sole power to vote and dispose of the shares which are directly owned by Erutinmo, LLC. Also includes 1,364,583 shares which are directly owned by the SSWRTW Trust. Mr. Pestana is the Trustee of the Trust, and he has sole power to vote and dispose of the shares which are directly owned by the Trust.

(9)	Includes 259,405 shares which are directly owned by Mr. Herring, 255,000 of which will be subject to vesting and a lapsing right of repurchase in our favor upon Mr. Herring’s cessation of service on the date 60 days from March 31, 2007; 45,375 shares issuable upon exercise of options held by Mr. Herring which are exercisable within 60 days of March 31, 2007, of which 28,969 shares, if these options are exercised in full, will be subject to vesting and a lapsing right of repurchase in our favor upon Mr. Herring’s cessation of service on the date 60 days from March 31, 2007; and 1,430 shares held by Mr. Herring’s minor sons.

(10)	Includes 58,600 shares which are directly owned by Mr. Error and 1,457,286 shares issuable upon exercise of options held by Mr. Error which are exercisable within 60 days of March 31, 2007, of which 214,286 shares, if these options are exercised in full, will be subject to vesting and a lapsing right of repurchase in our favor upon Mr. Error’s cessation of service on the date 60 days from March 31, 2007.

(11)	Represents 228,906 shares issuable upon exercise of options held by Mr. Harrington which are exercisable within 60 days of March 31, 2007, of which 135,000 shares, if these options are exercised in full, will be subject to vesting and a lapsing right of repurchase in our favor upon Mr. Harrington’s cessation of service on the date 60 days from March 31, 2007.

(12)	Includes 801,396 shares which are directly owned by OI Investment LLC, which is controlled by Sorenson Capital. Mr. Bullock is a Managing Director of Sorenson Capital. Mr. Bullock disclaims beneficial ownership of the shares held by OI Investment, except to the extent of his pecuniary interest therein. Also includes 54,250 shares issuable upon exercise of an option held by Mr. Bullock which is exercisable within 60 days of March 31, 2007; 661,363 shares held by Jennifer Bullock, Mr. Bullock’s spouse; and 2,500 shares held by David Bullock II, Mr. Bullock’s son.

(13)	Represents 24,250 shares issuable upon exercise of an option held by Mr. Butterfield which is exercisable within 60 days of March 31, 2007.

(14)	Includes 12,500 shares which are directly owned by Ms. Evan and 54,250 shares issuable upon exercise of an option held by Ms. Evan which is exercisable within 60 days of March 31, 2007.

(15)	Represents the shares held by Scale Venture Partners II, L.P.

(16)	Includes 7,251,393 shares which are directly owned by HWVP V; 4,268 shares which are directly owned by Hummer Winblad Venture Partners V-A, L.P. and 48,081 shares directly owned by Mr. Gorenberg.

(17)	Includes a total of 2,141,375 shares issued or issuable upon exercise of options held by our executive officers and directors which are exercisable within 60 days of March 31, 2007, of which 684,953 shares are or will be subject to vesting and a lapsing right of repurchase in our favor upon our executive officers’ cessation of service on the date 60 days from March 31, 2007.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10% of our common stock to file with the SEC initial reports of beneficial ownership on Form 3 and reports of changes in beneficial ownership of our common stock and other equity securities of Omniture on Form 4 or Form 5. Such directors, executive officers and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms we received, we believe that, during the fiscal year ended December 31, 2006, all Section 16(a) filing requirements applicable to our directors, executive officers and 10% stockholders were satisfied, except with respect to one late Form 4 filing by John Hummer on February 28, 2007 to report purchases of common stock on June 30, July 5 and July 6, 2006 totaling 140,000 shares. John Hummer is a managing member of Hummer Winblad Equity Partners V, L.L.C., of which Mark Gorenberg, a member of our Board of Directors, is also a managing member. Hummer Winblad Equity Partners V, L.L.C. is the general partner of Hummer Winblad Venture Partners V, L.P. and Hummer Winblad Venture Partners V-A, L.P., which, in the aggregate, beneficially own greater than 10% of our outstanding shares of common stock.

Our Insider Trading Policy permits directors, officers and other employees covered under the policy to establish, subject to certain conditions and limitations set forth in the policy, written trading plans which are intended to comply with Rule 10b5-1 under the Securities Exchange Act, which permit automatic trading of common stock of Omniture, Inc. or trading of common stock by an independent person (such as stockbroker) who is not aware of material, nonpublic information at the time of the trade. We are aware that certain of our directors and officers have entered into written trading plans, and we believe our directors and officers may establish such programs in the future.

TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures

The Audit Committee of our Board of Directors has the primary responsibility for reviewing and approving transactions with related parties. Our Audit Committee charter provides that the Audit Committee shall review and approve in advance any related party transactions. As of the date of this proxy statement, we have not adopted any standards, nor polices or procedures in writing, governing the review and approval of related party transactions. However, our Board of Directors intends to adopt such policies and procedures.

Registration Rights Agreement

Pursuant to the terms of an amended and restated registration rights agreement, TPP Capital Advisors Ltd., Hummer Winblad Venture Partners V, L.P., Scale Venture Partners II, L.P., Cocolalla, LLC, Joshua G. James, Erutinmo, LLC, the SSWRTW Trust and D. Fraser Bullock, who collectively hold approximately 45% of our common stock as of March 31, 2007, are entitled to certain rights with respect to the registration of those shares under the Securities Act of 1933, as amended, or the Securities Act. These shares are referred to as registrable securities. The holders of registrable securities possess registration rights pursuant to the terms of an amended and restated registration rights agreement between these holders of registrable securities and us. The amended and restated registration rights agreement provides that, if we determine to register any of our securities under the Securities Act, these holders are entitled to written notice of the registration and are entitled to include all or any portion of their registrable shares in the registration, subject to certain limitations. In addition, holders of registrable securities will have the right to require us, on no more than two occasions, to file a registration statement under the Securities Act to register all or any part of the registrable securities held by them, subject to certain conditions and limitations. Further, these holders may require us to register all or any portion of their registrable securities on Form S-3, when this form becomes available to us, subject to certain conditions and limitations.

Common Stock Sale

On or about March 27, 2006, Cocolalla, LLC, an entity affiliated with Joshua G. James, our President and Chief Executive Officer and a director, and Erutinmo, LLC and the SSWRTW Trust, entities affiliated with John R. Pestana, our Executive Vice President, Customer Success and Chairman of our Board of Directors, sold an aggregate of $5,000,000 and $10,000,000, respectively, of our common stock to certain accredited investors. In connection with the sale, we waived certain contractual rights with respect to our ability to purchase such shares and directed our legal counsel to document and assist in effectuating the sale.

PROPOSAL I

ELECTION OF DIRECTORS

General

As of the date of this proxy statement, our Board of Directors is composed of seven directors. Our bylaws permit our Board of Directors to establish by resolution the authorized number of directors, and seven directors are currently authorized. The authorized number of directors may be changed by resolution duly adopted by at least a majority of our entire Board of Directors, although no decrease in the authorized number of directors will have the effect of removing an incumbent director from the Board of Directors until such director’s term expires.

Our Board of Directors is divided into three classes of directors, serving staggered three-year terms, as follows:

•	Class I directors consist of D. Fraser Bullock and Mark P. Gorenberg, whose terms will expire at this annual meeting;

•	Class II directors consist of Gregory S. Butterfield and John R. Pestana, whose terms will expire at the 2008 annual meeting of stockholders; and

•	Class III directors consist of Joshua G. James, Rory T. O’Driscoll and Dana L. Evan, whose terms will expire at the 2009 annual meeting of stockholders.

Directors for a class whose terms expire at a given annual meeting will be up for re-election for three-year terms at that meeting. Each director’s term will continue until the election and qualification of his or her successor, or his or her earlier death, resignation or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. This classification of our Board of Directors may have the effect of delaying or preventing changes in control of management. There are no family relationships among any of our directors or executive officers.

Nominees for Class I Directors Election at the 2007 Annual Meeting of Stockholders

There are two nominees up for election as class I directors this year. Based on the report of the Nominating and Governance Committee, our Board of Directors has approved the nomination of D. Fraser Bullock and Mark P. Gorenberg for re-election as class I directors at the 2007 annual meeting. If re-elected, Messrs. Bullock and Gorenberg will hold office as class I directors until our 2010 annual meeting of stockholders.

If you sign your proxy or voting instruction card but do not give instructions with respect to the voting of directors, your shares will be voted for the two nominees recommended by our Board of Directors. If you wish to give specific instructions with respect to the voting of directors, you may do so by indicating your instructions on your proxy or voting instruction card. The Board of Directors expects that each nominee will be available to serve as a director. In the event Messrs. Bullock or Gorenberg become unavailable, however, the proxy holders intend to vote for any nominee designated by the Board, unless the Board chooses to reduce the number of directors serving on the Board. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as to assure the election of Messrs. Bullock and Gorenberg.

Information Concerning the Nominees for Election as Class I Directors

The following table sets forth information concerning the nominees for election as class I directors at the 2007 Annual Meeting, including information as to each nominee’s age and business experience as of the record date.

			Director
Name of Nominee	Age	Principal Occupation During Past Five Years	Since

D. Fraser Bullock(1)(2)(3)(4)	52	D. Fraser Bullock has served as a director since November 2003. Mr. Bullock is one of the co-founders of Sorenson Capital, a private equity firm, and has served as Managing Director of Sorenson Capital since 2003. Mr. Bullock joined the Salt Lake Organizing Committee for the Olympic Winter Games of 2002 in 1999 as its Chief Operating Officer and in 2002 was appointed President and Chief Executive Officer. From 1996 to 2002, Mr. Bullock served as Managing Director of Alpine Consolidated, LLC, which specialized in effecting business consolidations. Mr. Bullock has also served as President of Visa Interactive, was one of the original partners of Bain Capital and previously held various positions at Bain & Company. He serves as a director of a number of privately held companies. Mr. Bullock holds a B.A. in Economics and an M.B.A. from Brigham Young University.	2003
Mark P. Gorenberg(2)(3)	52	Mark P. Gorenberg has served as a director since April 2004. Since 1990, Mr. Gorenberg has been a managing member of Hummer Winblad Equity Partners II, L.P., Hummer Winblad Equity Partners III, LLC, Hummer Winblad Equity Partners IV, LLC and Hummer Winblad Equity Partners V, LLC. Previously, Mr. Gorenberg was a Senior Software Manager in advanced product development at Sun Microsystems, Inc., a provider of network computing products and services. Mr. Gorenberg currently serves as a director of a number of privately held companies. He is also a member of the Corporation of the Massachusetts Institute of Technology. Mr. Gorenberg holds a B.S. in Electrical Engineering from Massachusetts Institute of Technology, an M.S. in Electrical Engineering from the University of Minnesota and an M.S. in Engineering Management from Stanford University.	2004

(1)	Member of Audit Committee

(2)	Member of Compensation Committee

(3)	Member of Nominating and Governance Committee

(4)	Lead independent director

YOUR BOARD RECOMMENDS THAT STOCKHOLDERS
VOTE FOR THE ELECTION OF BOTH OF THE NOMINEES FOR CLASS I DIRECTORS.

Information Concerning Incumbent Directors Whose Terms of Office Continue After the 2007 Annual Meeting

The following sets forth information concerning the directors whose terms of office continue after the 2007 Annual Meeting, including information as to each director’s age and business experience as of the record date.

			Director
Name	Age	Position/Principal Occupation During Past Five Years	Since

Gregory S. Butterfield(2)	47	Gregory S. Butterfield has served as a director since December 2005. Since February 2000, Mr. Butterfield has been the President and Chief Executive Officer and a director of Altiris, Inc., a provider of service-oriented management software products and services. Since 2004, he has also served as Chairman of the Board of Altiris, Inc. Mr. Butterfield has also served as Vice President, Sales for Legato Systems, Inc., a backup software company, Executive Vice President of Worldwide Sales for Vinca, a fault tolerance and high availability company, Regional Director of the Rocky Mountain Region for Novell, Inc., a provider of infrastructure software and services, and Vice President of North American Sales for WordPerfect Corporation, a software company. Mr. Butterfield holds a B.S. in Business Finance from Brigham Young University.	2005
Dana L. Evan(1)	47	Dana L. Evan has served as a director since May 2006. Since January 2001, Ms. Evan has served as Executive Vice President of Finance and Administration and Chief Financial Officer of VeriSign, Inc., a provider of intelligent infrastructure services for the Internet and telecommunications networks. From June 1996 until December 2000, she served as Vice President of Finance and Administration and Chief Financial Officer of VeriSign, Inc. From 1988 to June 1996, Ms. Evan worked as a financial consultant in the capacity of chief financial officer, vice president of finance or corporate controller for various public and private companies and partnerships, including VeriSign, Inc. from November 1995 to June 1996. Prior to 1988, she was employed by KPMG LLP, most recently as a senior manager. Ms. Evan is a Certified Public Accountant and holds a B.S. in Commerce with a concentration in Accounting and Finance from Santa Clara University.	2006
Joshua G. James	33	Joshua G. James is one of our founders and has served as a director since 1998 and as our Chief Executive Officer or President since 1996. From 1996 to 1998, Mr. James co-founded and co-managed several entities that were our predecessors. Mr. James also served on the Brigham Young University eBusiness Advisory Board and is a Platinum Founder of the BYU Center for Entrepreneurship. He has lectured for numerous university classes and served on several other industry, advisory and private company boards. Mr. James attended Brigham Young University.	1998

(1)	Member of Audit Committee

(2)	Member of Compensation Committee

(3)	Member of Nominating and Governance Committee

(4)	Lead independent director

			Director
Name	Age	Position/Principal Occupation During Past Five Years	Since

Rory T. O’Driscoll(1)(2)	42	Rory T. O’Driscoll has served as a director since June 2005. Mr. O’Driscoll is a Managing Member of Scale Venture Management, LLC and Scale Venture Management II, LLC. Mr. O’Driscoll joined BA Venture Partners, the predecessor to Scale Venture Management LLC, in 1994. Prior to joining BA Venture Partners, Mr. O’Driscoll worked in Corporate Development at Bank of America and was a founder and the Chief Executive Officer of Mercia Ltd., a manufacturing company based in the United Kingdom. Mr. O’Driscoll currently serves as a director of a number of privately held companies. Mr. O’Driscoll holds a B. Sc. in Economics with a specialization in accounting and finance from the London School of Economics.	2005
John R. Pestana	33	John R. Pestana is one of our founders and has served as Chairman of our Board of Directors since 1998 and as our Executive Vice President, Customer Success since 2004. From 1998 to 2004, Mr. Pestana served as our President, and from 1996 to 1998, Mr. Pestana co-founded and co-managed several entities that were our predecessors. Mr. Pestana is a Platinum Founder of the BYU Center for Entrepreneurship. Mr. Pestana attended Brigham Young University.	1998

(1)	Member of Audit Committee

(2)	Member of Compensation Committee

(3)	Member of Nominating and Governance Committee

(4)	Lead independent director

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Omniture is committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving our stockholders well and maintaining Omniture’s integrity in the marketplace. We have adopted a code of conduct for directors, officers (including our principal executive officer and principal financial and accounting officer) and employees. We have also adopted formal corporate governance guidelines, which, in conjunction with our certificate of incorporation, bylaws and charters of each of our Board committees, form the framework for governance of Omniture. All of these documents are accessible via our Web site on the Internet located at http://www.omtr.com. We intend to post on our Web site any amendments to our code of conduct or waivers of provisions of the code of conduct for directors and executive officers.

Stockholders may request free printed copies of our code of conduct, the corporate governance guidelines and the Board committee charters by writing to us at:

Omniture, Inc.
550 East Timpanogos Circle
Orem, Utah 84097
Attention: Investor Relations

Board Structure and Committee Composition

As of the date of this proxy statement, our Board of Directors is composed of seven directors and maintains the following three standing committees: (1) the Audit Committee; (2) the Compensation Committee; and (3) the Nominating and Governance Committee. The membership and the function of each of the committees are described below. The Board of Directors may from time to time establish a new committee or dissolve an existing committee depending on the circumstances.

Nominating and
	Audit	Compensation	Governance
Director’s Name	Committee	Committee	Committee

Non-Employee Directors:
D. Fraser Bullock, Lead Independent Director
Gregory S. Butterfield
Dana L. Evan
Mark P. Gorenberg
Rory T. O’Driscoll
Employee Directors:
Joshua G. James
John R. Pestana, Chairman

Chairperson      Member      Financial Expert

Our Board of Directors held 10 meetings during 2006. The Audit Committee and Compensation Committee each held six meetings during 2006, and our Nominating and Governance Committee held one meeting in 2006. Each director attended at least 75% of all Board and applicable Committee meetings. We encourage, but do not require, our Board members to attend the annual meeting of stockholders.

Director Independence and Lead Independent Director

Our corporate governance guidelines provide that a majority of our Board of Directors shall consist of independent directors. Our Board of Directors has undertaken a review of the independence of each director and considered whether each director had a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board of Directors determined that Ms. Evan and Messrs. Bullock, Butterfield, Gorenberg and O’Driscoll, representing all of our non-employee directors and five of our seven directors, are “independent directors” as such term is defined for purposes of the rules of The NASDAQ Stock Market LLC for companies listed on The NASDAQ Global Market, or the NASDAQ rules. Messrs. James and Pestana do not meet the independence standards above because they are employees and executive officers of Omniture. Our Board of Directors has designated Mr. Bullock as the lead independent director. In addition, each member of the Audit Committee meets the heightened independence standards required for audit committee members under the applicable listing standards.

Audit Committee

Ms. Evan and Messrs. Bullock and O’Driscoll comprise the Audit Committee of our Board of Directors. Ms. Evan is the chair of the Audit Committee. Our Board of Directors has determined that each of the members of the Audit Committee satisfies the requirements for independence and financial literacy under the SEC rules and the NASDAQ rules. Our Board of Directors has also determined that Ms. Evan qualifies as an “audit committee financial expert” as defined in the SEC rules and satisfies the financial sophistication requirements set forth in the NASDAQ rules. The Audit Committee is responsible for, among other things:

•	selecting and hiring our independent auditors, and approving the audit and pre-approving any non-audit services to be performed by our independent auditors;

•	evaluating the qualifications, performance and independence of our independent auditors;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	reviewing the adequacy and effectiveness of our internal control policies and procedures;

•	acting as our qualified legal compliance committee; and

•	submitting and signing the Audit Committee report that the SEC requires in our annual proxy statement.

Compensation Committee

Messrs. Bullock, Butterfield, Gorenberg and O’Driscoll comprise the Compensation Committee of our Board of Directors. Mr. Butterfield is the chair of the Compensation Committee. Our Board of Directors has determined that each member of the Compensation Committee meets the requirements for independence under the NASDAQ rules. The Compensation Committee is responsible for, among other things:

•	reviewing and approving our chief executive officer’s and other executive officers’ annual base salaries; incentive compensation plans, including the specific goals and amounts; equity compensation; employment agreements; severance arrangements and change of control agreements; and any other benefits, compensation or arrangements;

•	administering our equity compensation plans;

•	preparing the compensation committee report that the SEC requires in our annual proxy statement; and

•	submitting and signing the Compensation Discussion and Analysis that is included in our annual proxy statement.

Nominating and Governance Committee

Messrs. Bullock and Gorenberg comprise the Nominating and Governance Committee of our Board of Directors. Mr. Bullock is the chair of the Nominating and Governance Committee. The Nominating and Governance Committee is responsible for, among other things:

•	assisting our Board in identifying prospective director nominees and recommending nominees for each annual meeting of stockholders to the Board;

•	developing and recommending governance principles applicable to our Board;

•	overseeing the evaluation of our Board and management; and

•	recommending potential members for each Board committee to our Board.

Consideration of Director Nominees

Stockholder Recommendations

The policy of the Board of Directors is that the Nominating and Governance Committee is to consider properly submitted stockholder recommendations and nominations for candidates for membership on the Board of Directors as described under “Identifying and Evaluating Nominees for Directors” below. In evaluating the proposed candidates, the Nominating and Governance Committee seeks to bring to the Board a balance of relevant knowledge, experience and capability while addressing the considerations identified under “Director Qualifications” below. Any stockholder recommendations proposed for consideration by the Nominating and Governance Committee should include evidence of the stockholder’s ownership of Omniture common stock as well as the nominee’s name, home and business addresses and other contact information, detailed biographical data, qualifications for Board membership, and information regarding any relationships between the recommended candidate and Omniture within the last three years, and should be addressed to:

Omniture, Inc.
550 East Timpanogos Circle
Orem, Utah 84097
Attention: Corporate Secretary

Stockholder Nominees

Our bylaws permit stockholders to nominate director candidates for consideration at an annual stockholder meeting and to solicit proxies in favor of such nominees. For a description of the process for nominating directors in accordance with our bylaws, please see “Questions and Answers about the Annual Meeting and Procedural Matters — How may I recommend or nominate individuals to serve as directors?”

Director Qualifications

Our Board of Directors does not currently believe there are any specific minimum qualifications that must be met by each candidate for the Board, other than what is required under applicable SEC and NASDAQ rules, nor does the Board currently believe there are any specific qualities or skills necessary for one or more of the members of the Board to possess. However, our corporate governance guidelines identify some of the many factors that the Nominating and Governance Committee will consider when evaluating candidates for a position on our Board, including matters of character, judgment, independence, diversity, age, expertise, diversity of experience, length of service, other time commitments and the like. Our Board also believes that eligible candidates must complement a Board that is comprised of directors who are predominately independent and of high integrity, and who offer the relevant experience, leadership skills and other qualifications that will increase overall Board effectiveness.

Identifying and Evaluating Nominees for Directors

The Nominating and Governance Committee of our Board of Directors is responsible for, among other things, identifying and evaluating potential director candidates and either selecting candidates for nomination to the Board or making recommendations to the Board concerning director nominees. The Nominating and Governance Committee regularly assesses the appropriate size and composition of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Governance Committee through current Board members, professional search firms, stockholders, employees or other persons. These candidates may be evaluated at regular or special meetings of the Nominating and Governance Committee. As described above, the Nominating and Governance Committee will consider properly submitted stockholder recommendations and nominations for candidates for the Board. Following verification of the status of stockholders proposing candidates, all properly submitted recommendations will usually be aggregated and evaluated by the Nominating and Governance Committee at a regularly scheduled meeting, which is generally the first or second meeting prior to the issuance of the proxy statement for the annual meeting of stockholders. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to the Nominating and Governance Committee. The Nominating and Governance Committee may also review materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a stockholder. In evaluating director candidates, the Nominating and Governance Committee will seek to achieve those objectives described under “Director Qualifications” above and more particularly set forth in our corporate governance guidelines.

Executive Sessions

Executive sessions of independent directors are held regularly and chaired by Mr. Bullock, the lead independent director. Any non-employee director can request that additional executive sessions be scheduled.

Compensation of Directors

Non-Employee Directors

In March 2006, our Board of Directors adopted a compensation program for non-employee directors. Pursuant to this program, each non-employee director is entitled to receive the following compensation for Board services, as applicable:

•	An annual director retainer of $25,000;

•	Compensation for Board meetings of $2,500 for attending in person and $1,500 for attending by telephone;

•	Compensation for Board committee meetings of $1,500 for attending in person and $1,000 for attending by telephone;

•	An annual stipend of $10,000 for the Chair of the Audit Committee of the Board of Directors and $3,000 for other Board committee chairs;

•	Automatic initial grants to directors consisting of a grant of a stock appreciation right covering 50,000 shares of common stock with a per share exercise price equal to the fair market value of that stock on the date of grant and vesting as to one-third of the shares on the one-year anniversary of the vesting commencement date and one-twelfth of the shares at the end of each quarter thereafter so that the award is fully vested after three years; and

•	Automatic annual grants to continuing directors of a stock appreciation right covering 25,000 shares of common stock with a per share exercise price equal to the fair market value of that stock on the date of grant and vesting in full on the day prior to the next annual stockholder meeting.

2006 Compensation of Non-Employee Directors

The table below sets forth, for each non-employee director, the total amount of compensation related to his or her service during 2006:

	Fees Earned
	or Paid	Stock Option
	in Cash	Awards	Total
Name	($)	($)(1)	($)

D. Fraser Bullock(2)	27,000	—	27,000
Gregory S. Butterfield(3)	22,000	—	22,000
Dana L. Evan(4)	24,500	188,828	213,328
Mark P. Gorenberg	22,000	—	22,000
Rory T. O’Driscoll	24,000	—	24,000

(1)	Represents the amount of stock-based compensation expense recognized during the year ended December 31, 2006 for financial accounting purposes in accordance with Statement of Financial Accounting Standards, or SFAS, No. 123R, “Share-Based Payment.” Assumptions used in the calculation of these amounts are included in Note 7 to our consolidated financial statements for the fiscal year ended December 31, 2006 included in our Annual Report on Form 10-K filed with the SEC on March 23, 2007.

(2)	On October 25, 2005, Mr. Bullock was granted an option to purchase 108,500 shares of common stock under our 1999 Equity Incentive Plan at an exercise price of $3.00 per share. One-half of the shares subject to the option vested on October 25, 2006, and the remaining one-half of the shares subject to the option will vest on October 25, 2007. The option expires on October 24, 2015.

(3)	On December 5, 2005, Mr. Butterfield was granted an option to purchase 108,500 shares of common stock under our 1999 Equity Incentive Plan at an exercise price of $3.00 per share. One-half of the shares subject to the option vested on December 5, 2006, and the remaining one-half of the shares subject to the option will vest on December 5, 2007. The option expires on December 4, 2015. During the first quarter of 2007, Mr. Butterfield exercised and purchased 30,000 shares subject to the option.

(4)	On May 15, 2006, Ms. Evan was granted an option to purchase 108,500 shares of common stock under our 1999 Equity Incentive Plan at an exercise price of $8.92 per share. One-half of the shares subject to the option will vest on May 15, 2007, and the remaining one-half of the shares subject to the option will vest on May 15, 2008. The option expires on May 14, 2016.

Employee Directors

Our employees who also serve as directors will receive compensation for their services as employees, but they will not receive any additional compensation for their service as directors while they are employed by the company. Messrs. James and Pestana currently serve as executive officers of Omniture and are compensated as such, as described in the section “Executive Compensation” on pages 22 through 44 of this proxy statement.

Compensation Committee Interlocks and Insider Participation

During 2006, Messrs. Bullock, Butterfield, Gorenberg and O’Driscoll served on the Compensation Committee of our Board of Directors. None of the members of the Compensation Committee is an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or our Compensation Committee.

Communications with the Board of Directors

If you wish to communicate with our Board of Directors or any Board committee or any member of the Board, please send a letter or email using the contact information provided below. All such communications will be initially received and processed by the office of our Corporate Secretary. Accounting, audit, internal accounting controls and other financial matters will be referred to the Chair of the Audit Committee. Other matters will be referred to the Board of Directors, the non-management directors or individual directors as appropriate. The independent directors of the Board review and approve the stockholders’ communications process periodically to ensure effective communication with stockholders.

Write to the Board of Directors at:

Omniture, Inc.
550 East Timpanogos Circle
Orem, Utah 84097
Attention: Corporate Secretary
Email: corpgov@omniture.com

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program

The Compensation Committee has responsibility for implementing our executive compensation philosophy and ensuring that the total compensation paid to our named executive officers is competitive so as to permit us to attract, motivate and retain highly qualified executives and to align our executives’ interests with those of our stockholders. Our named executive officers, or NEOs, are: Joshua G. James, Michael S. Herring, John R. Pestana, Brett M. Error and Christopher C. Harrington. In general, the types of compensation and benefits provided to our NEOs are equivalent to those provided to most other employees and include salary, awards in cash, stock options and other benefits as described below.

Executive Compensation Philosophy and Objectives

The primary objectives of our executive compensation program are to:

•	attract, motivate and retain highly qualified executives;

•	align management and stockholder interests by tying a large percentage of executives’ compensation, in the form of cash incentives and long-term equity incentives, to financial performance of the company;

•	motivate executives to attain both individual and group goals that are established by management and our Board of Directors by tying annual cash incentives to achievement of those goals; and

•	compensate our executives at levels competitive with peer companies.

Various elements of our compensation program are tailored to accomplish specific objectives, including the following:

•	Base salary and benefits are set at a level designed to be competitive with those of our peers in order to allow us to attract and retain highly qualified employees.

•	Annual and quarterly incentive bonuses, or cash incentives, are designed to focus executives’ efforts on achievement of short and long-term goals within their areas of responsibility. Additionally, annual incentive bonuses are designed to align executives’ and stockholders’ interests by making payouts under the plan contingent on metrics such as revenue growth and profitability.

•	Equity incentives are designed to align the interests of executives with those of stockholders by rewarding outstanding performance and providing long-term incentives based on stockholder value creation.

Executive Compensation Process

On an annual basis, the Compensation Committee (1) annually leads the independent directors of the Board of Directors in a discussion of the performance of our chief executive officer, (2) evaluates and establishes the compensation of our chief executive officer in consultation with the independent members of the Board of Directors and (3) evaluates and establishes the compensation of other executive officers.

For the other executive officers, our chief executive officer makes recommendations to the Compensation Committee. Each recommendation includes a review of the executive’s contributions and performance over the past year, including achievement of individual and group goals that are established by each executive and reviewed with our Board. The recommendations of our chief executive officer are also based on a review of the compensation paid to executives in similar positions at peer companies. We determine the appropriate level for each compensation component based in part, but not exclusively, on competitive benchmarking consistent with our recruiting and retention goals, our view of internal equity and consistency, overall company performance and other considerations we deem relevant. The list of peer companies used for compensation decisions is discussed below.

Compensation Peer Group and Benchmarking

Historically, we have not retained compensation consultants to review our policies and procedures with respect to executive compensation; however, we have engaged a consultant to evaluate and recommend changes to the list of peer companies we use to evaluate executive compensation and to benchmark executive compensation against that peer group. We conduct an annual benchmark review of our executive compensation, as well as the mix of elements used to compensate our executive officers. This review is based on a number of sources. The primary sources are AON Consulting Inc.’s Radford Executive Survey, which benchmarks more than 2,000 global technology and life sciences companies, and Culpepper and Associates, Inc.’s Executive Compensation Survey, which reviews executive compensation of over 700 participating technology and life sciences companies. We benchmark our base salary and annual bonus against the median updated compensation for these participating companies.

Elements of Executive Compensation

Executive compensation consists of the following elements:

Base Salary.  Base salaries are established based on the scope of their responsibilities, taking into account competitive market compensation paid by other companies for similar positions. Base salaries are reviewed annually, and they are adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. Historically, this review has occurred during the first quarter.

Annual and Quarterly Incentive Bonus Compensation.  The Compensation Committee has the authority to award annual incentive bonuses to our executive officers. The annual incentive bonuses are intended to compensate officers for achieving financial, operational and strategic goals and for achieving individual annual performance objectives. These objectives and goals vary depending on the individual executive but have traditionally been allocated 25 to 100% associated with financial factors such as achieving sales, revenue, EBITDA and non-GAAP earnings targets, managing levels of capital expenditures and gross margin and operating margin targets, and 0 to 75% to subjective non-financial strategic factors such as product development milestones, network performance and customer retention. For those executives who perform sales functions, the amount of incentive bonus is also determined based on an individualized sales commission plan, which is directly related to the sales targets and the executive’s role in achieving those targets. The Compensation Committee has chosen to focus on revenues and operating results because it believes that, as a growth company, we should reward revenue growth — but only if that revenue growth is achieved cost effectively. Thus, the Compensation Committee considered the chosen metrics to be the best indicators of financial success and stockholder value creation. These annual incentive bonuses are intended to reward both overall company and individual performance during the year and, as such, can be highly variable from year to year. Also, we do not have a formal policy regarding adjustment or recovery of awards or payments if the relevant performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of the award or payment.

Annual and quarterly incentive bonuses are paid in cash in an amount reviewed and approved by the Compensation Committee. Traditionally, 0 to 75% of these bonuses have been paid quarterly through installments in the second month following completion of each quarter once the quarterly review is completed, and 25 to 100% of these bonuses are paid in a single installment in the first quarter following completion of a given fiscal year once the annual audit report has been issued. The Compensation Committee may increase the incentive or decrease the bonus amount paid to our executive officers using their judgment based on the company exceeding certain financial goals, and in the case of objective financial targets, these targets are often subject to a predetermined adjustment schedule. The actual amount of incentive bonus, which varies by individual, is determined following a review of each executive’s individual performance and contribution to our strategic and financial goals.

For the year ended December 31, 2006, we paid the following incentive bonus amounts to these executive officers:

•	Messrs. James, Herring and Pestana earned $186,226, $70,766 and $93,112, respectively, for the achievement by the company of certain 2006 annual and quarterly sales and profitability objectives established by the Compensation Committee;

•	Mr. Harrington earned $95,000 for the achievement by the company of certain 2006 annual and quarterly sales, revenue and profitability objectives established by the Compensation Committee and he also earned $378,725 in sales commissions; and

•	Mr. Error earned $69,609 for the achievement by the company of certain 2006 annual and quarterly sales, revenue and profitability objectives and Mr. Error’s achievement of certain subjective, non-financial objectives established by the Compensation Committee. In addition, Mr. Error earned a total of $7,250 in 2006 with respect to patent application filings made by the company.

In March 2007, the Compensation Committee of our Board of Directors approved the following base salaries and target incentive bonus amounts for the fiscal year ending December 31, 2007 for these executive officers:

		Target Incentive
	Base Salary	Bonus Amount
Name of Executive Officer	($)	($)

Joshua G. James	375,000	200,000
Chief Executive Officer
Michael S. Herring	235,000	75,000
Chief Financial Officer and Executive Vice President
Brett M. Error	235,000	75,000
Chief Technology Officer and Executive Vice President
Christopher C. Harrington	190,000	75,000
President, Worldwide Sales and Client Services

The Compensation Committee also approved performance objectives for the executive officers identified above to be used in connection with evaluating performance and determining the incentive bonus amounts payable to these officers for 2007. Mr. James’ target bonus amount is based on the achievement by the company of certain annual and quarterly sales and profitability targets. There is no maximum amount payable to Mr. James with respect to this incentive bonus. Mr. Herring’s incentive bonus amount is based on the achievement by the company of certain annual and quarterly sales and profitability targets. There is no maximum amount payable to Mr. Herring with respect to this incentive bonus. Mr. Error’s incentive bonus amount is based on the achievement by the company of certain annual and quarterly sales, revenue and profitability targets and the achievement by Mr. Error of certain subjective, non-financial objectives, including product development milestones and objectives relating to network performance and efficiencies. There is no maximum amount payable to Mr. Error with respect to this incentive bonus. Mr. Harrington’s incentive bonus amount is based on the achievement by the company of certain annual and quarterly sales, revenue and profitability targets, and he is entitled to sales commissions based on the achievement of certain company-wide sales and revenue objectives. There are no maximum amounts payable to Mr. Harrington with respect to these incentive bonus or sales commission amounts. We will pay a certain portion of these officers’ respective incentive bonus amounts upon achievement of the quarterly targets, with the remaining portion of their bonus amounts to be paid based on achievement of the annual targets. In addition, the Compensation Committee may pay discretionary bonuses to these executive officers in addition to the bonuses described above.

Long-Term Incentive Compensation.  We believe that long-term performance is achieved through an ownership culture that encourages such performance by our executive officers through the use of equity and equity-based awards. Our stock plans have been established to provide our employees, including our executive officers, with incentives to help align those employees’ interests with the interests of our stockholders. The Compensation Committee believes that the use of equity-based awards offers one of the best approaches to achieving our compensation goals. We have historically elected to use stock option awards as the primary long-term equity incentive vehicle. We have not adopted stock ownership guidelines and our stock plans have provided the principal method for our executive officers to acquire equity in our company. Due to the early stage of our business, we expect to provide a greater portion of total compensation to our executives in the form of equity awards than through cash-based compensation.

Stock Option Awards.  Our 2006 Equity Incentive Plan authorizes us to grant options to purchase shares of common stock to our employees, directors and consultants. Stock option grants are made at the commencement of employment and, occasionally, following a significant change in job responsibilities or to meet other special retention objectives. Our Board of Directors and the Compensation Committee reviews and approves stock option awards to executive officers based upon a review of competitive compensation data, its assessment of individual performance, a review of each executive’s existing long-term incentives and retention considerations. In 2006, certain named executive officers were awarded stock options in the amounts indicated in the section entitled “Grants of Plan Based Awards in 2006.” Stock options granted by us have an exercise price equal to the fair market value of our common stock on the effective date of grant, typically vest over a 4-year period with 25% vesting 12 months after the vesting commencement date and the remainder vesting ratably each month thereafter based upon continued employment, and generally expire 10 years after the effective date of grant. Incentive stock options also include certain other terms necessary to assure compliance with the Internal Revenue Code of 1986, as amended, or Internal Revenue Code.

We expect to continue to use stock option awards as a long-term incentive vehicle because:

•	Stock options align the interests of executives with those of the stockholders, support a pay-for-performance culture, foster employee stock ownership and focus the management team on increasing value for the stockholders.

•	Stock options are performance based. All the value received by the recipient of a stock option is based on the growth of the stock price subsequent to the grant date.

•	Stock options help to provide a balance to the overall executive compensation program as base salary and annual incentive bonuses tend to focus on short-term compensation, while the vesting of stock options increases stockholder value over the longer term.

•	The vesting period of stock options encourages executive retention and the preservation of stockholder value.

In determining the number of stock options to be granted to executives, we take into account the individual’s position, scope of responsibility, ability to affect profits and stockholder value and the individual’s historic and recent performance and the value of stock options in relation to other elements of the individual executive’s total compensation.

In March 2006, our Board of Directors granted Messrs. James, Herring, Pestana and Harrington options to purchase 200,000 shares, 75,000 shares, 50,000 shares and 75,000 shares, respectively. The exercise price of these awards is $7.50 per share and the options vest and become exercisable according to a 4-year vesting schedule based on continued employment, with 75% of the shares subject to the options vesting in equal monthly installments commencing on the grant date and 25% of the shares subject to the options vesting on the 4-year anniversary of the grant date. These awards expire 10 years after the effective date of the grant.

In March 2007, the Compensation Committee of our Board of Directors granted Messrs. James, Herring, Error and Harrington options to purchase 500,000 shares, 125,000 shares, 125,000 shares and 200,000 shares, respectively. The exercise price of these awards is $18.23 per share and the options vest and become exercisable according to a 4-year vesting schedule based on continued employment, with 25% of the shares subject to the option vesting on the 1-year anniversary of the grant date and the remainder vesting in 36 equal monthly installments thereafter. These awards expire 10 years after the effective date of grant.

Stock Appreciation Rights.  We are authorized to grant stock appreciation rights, or SARs, under our 2006 Equity Incentive Plan. A SAR represents a right to receive the appreciation in value, if any, of our common stock over the base value of the SAR. The base value of each SAR equals the value of our common stock on the date the SAR is granted. Upon surrender of an SAR, unless we elect to deliver common stock, we will pay an amount in cash equal to the value of our common stock on the date of delivery over the base price of the SAR. Our Board of Directors and the Compensation Committee, and to a limited extent our Stock Option Committee, are authorized to grant SAR awards under our 2006 Equity Incentive Plan, and they determine the terms of SARs, including when these rights become exercisable and whether to pay the increased appreciation in cash, with shares of our common stock, or with some combination thereof. Stock appreciation rights expire under the same rules that apply to stock options. To date, we have not granted any SARs. However, our 2006 Equity Incentive Plan provides for the following awards to our non-employee directors:

•	Automatic initial grants to directors consisting of a grant of a stock appreciation right covering 50,000 shares of common stock with a per share exercise price equal to the fair market value of that stock on the date of grant and vesting as to one-third of the shares on the one-year anniversary of the vesting commencement date and one-twelfth of the shares at the end of each quarter thereafter so that the award is fully vested after three years; and

•	Automatic annual grants to continuing directors of a stock appreciation right covering 25,000 shares of common stock with a per share exercise price equal to the fair market value of that stock on the date of grant and vesting in full on the day prior to the next annual stockholder meeting.

Restricted Stock Awards, Restricted Stock Units, and Performance Shares.  We are authorized to grant restricted stock awards, restricted stock units and performance shares under our 2006 Equity Incentive Plan. Restricted stock awards are shares of our common stock that vest in accordance with terms and conditions established by the plan administrator. Our Board of Directors and the Compensation Committee will determine the number of shares of restricted stock granted to executive officers, and they may impose whatever conditions to vesting deemed to be appropriate. Shares of restricted stock that do not vest are subject to our right of repurchase or forfeiture. To date, we have not granted any restricted stock awards.

Restricted stock units are awards of restricted stock, performance shares or performance units that are paid out in installments or on a deferred basis. Our Board of Directors and the Compensation Committee will determine the terms and conditions of any restricted stock units granted to executive officers, including the vesting criteria and the form and timing of payment. To date, we have not granted any restricted stock unit awards.

Performance shares are awards that will result in a payment to an executive officer only if performance goals established by our Board of Directors or the Compensation Committee are achieved or the awards otherwise vest. Our Board of Directors and the Compensation Committee will establish organizational or individual performance goals for executive officers to whom such awards are made, which, depending on the extent to which they are met, will determine the number or the value of performance shares to be paid out to executives. Performance shares will have an initial value equal to the fair market value of our common stock on the effective grant date. Payment for performance shares will be made in shares of our common stock as determined by our Board or the Compensation Committee. To date, we have not made any awards of performance shares.

Other Compensation and Benefits.  Consistent with our compensation philosophy, we intend to continue to maintain our current benefits for our executive officers, including medical, dental, vision and life insurance coverage and short-term and long-term disability insurance coverage. Our executives are eligible to participate in our 401(k) plan and may elect to contribute up to 25% of their compensation, or the statutorily prescribed limit, if less, to the plan. We match 50% of each employee’s contributions up to a maximum of 3% of the employee’s base salary, bonuses and commissions. The 401(k) plan has a profit-sharing element whereby we may make a contribution in an amount to be determined annually by our Board of Directors. To date, we have never used the profit-sharing element of our 401(k) plan. An employee’s interests in his or her deferrals are 100% vested when contributed, and any employer matching or profit-sharing contributions will vest equally each year over four years.

We also provide vacation and other paid holidays to all employees, including our executive officers, which we believe to be comparable to those provided at peer companies. However, our Board of Directors and the Compensation Committee in their discretion may revise, amend or add to the executive officers’ benefits as deemed advisable. We have no current plans to change either existing employment agreements (except as required by law or as required to clarify the benefits to which our executive officers are entitled as set forth herein) or levels of benefits provided thereunder.

Employment, Severance and Change-in-Control Arrangements

In June 2006, we entered into change of control agreements with each of Messrs. James, Herring, Pestana, Error, and Harrington. The agreements provide certain benefits to these executive officers in the event of their termination of employment in connection with a change of control. We believe these agreements are useful tools that help the company from a retention standpoint. Such agreements are particularly necessary in an industry, such as ours, where there has been market consolidation. Detailed information about these agreements, including a description of payout amounts under a hypothetical change-in-control of the company or termination of these executives as of the last business day of 2006 is included in this proxy statement beginning at page 41.

Compensation Committee Report

The Compensation Committee of the Board of Directors of Omniture, Inc. has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Gregory S. Butterfield, Chair
D. Fraser Bullock
Mark P. Gorenberg
Rory T. O’Driscoll

Summary Compensation Table

The following table shows the compensation paid by Omniture to each of our NEOs during the fiscal year ended December 31, 2006:

					Non-Equity
				Stock Option	Incentive Plan	All Other
		Salary	Bonus	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)	($)(1)	($)(2)	($)(3)	($)

Joshua G. James	2006	230,682	1,000	193,142	186,226	30,986	642,036
Chief Executive Officer
Michael S. Herring	2006	190,000	—	72,428	70,766	5,889	339,083
Chief Financial Officer and Executive Vice President
John R. Pestana	2006	230,682	—	48,285	93,112	6,600	378,679
Executive Vice President, Customer Success
Brett M. Error	2006	205,000	—	—	76,859	—	281,859
Chief Technology Officer and Executive Vice President
Christopher C. Harrington	2006	130,833	—	72,428	473,725	3,576	680,562
President, Worldwide Sales and Client Services

(1)	Represents the amount of stock-based compensation expense recognized during the year ended December 31, 2006 for financial accounting purposes in accordance with SFAS No. 123R, “Share-Based Payment.” Assumptions used in the calculation of these amounts are included in Note 7 to our consolidated financial statements for the fiscal year ended December 31, 2006 included in our Annual Report on Form 10-K filed with the SEC on March 23, 2007.

(2)	Represents incentive bonus compensation earned by these officers in 2006. For Mr. Harrington it also includes $378,725 of sales commissions earned by him in 2006.

(3)	Amounts in this column include the following: for Mr. James, $24,386 for spousal attendance at company-related events and reimbursement of the taxes associated with the compensation cost associated with such attendance, other personal expenses and $6,600 in company matching contributions to our 401(k) plan during 2006; for Mr. Herring, $5,889 in company matching contributions to our 401(k) plan during 2006; for Mr. Pestana, $6,600 in company matching contributions to our 401(k) plan during 2006; and for Mr. Harrington, $3,576 for reimbursement of the taxes associated with the compensation cost of attendance of his spouse at company-related events.

Grants of Plan-Based Awards in 2006

The following table sets forth grants of plan-based awards made during the fiscal year ended December 31, 2006 to each of our NEOs:

					All Other
					Option		Grant
					Awards:	Exercise	Date
					Number	or	Fair
					of	Base	Value of
		Estimated Future Payouts Under			Securities	Price of	Stock
		Non-Equity Incentive Plan Awards			Underlying	Option	and Option
		Threshold	Target	Maximum	Options	Awards	Awards
Name and Principal Position	Grant Date	($)	($)	($)	(#)(1)	($/Sh)	($)(2)

Joshua G. James	—	—	150,000	195,000	—	—	—
Chief Executive Officer	March 29, 2006	—	—	—	200,000	7.50	1,018,700
Michael S. Herring	—	—	57,000	74,100	—	—	—
Chief Financial Officer and	March 29, 2006	—	—	—	75,000	7.50	382,013
Executive Vice President
John R. Pestana	—	—	75,000	97,500	—	—	—
Executive Vice President,	March 29, 2006	—	—	—	50,000	7.50	254,675
Customer Success
Brett M. Error	—	—	50,000	—	—	—	—
Chief Technology Officer
and Executive Vice President
Christopher C. Harrington	—	—	50,000	—	—	—	—
President, Worldwide
Sales and Client Services	March 29, 2006	—	—	—	75,000	7.50	382,013

(1)	These awards vest and become exercisable according to a 4-year vesting schedule based on continued employment, with 75% of the shares subject to the options vesting in equal monthly installments commencing on the grant date and 25% of the shares subject to the options vesting on the 4-year anniversary of the grant date. These awards expire 10 years after the effective date of the grant.

(2)	Represents the grant date fair value of stock options granted during the year ended December 31, 2006 in accordance with SFAS No. 123R. The grant date fair value is the amount of stock-based compensation expense the Company expects to recognize over the option’s service period. Assumptions used in the calculation of these amounts are included in Note 7 to the Company’s consolidated financial statements for the fiscal year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 23, 2007.

Outstanding Equity Awards at December 31, 2006

The following table sets forth, for each of our NEOs, the number and exercise price of unexercised options as of the end of fiscal year 2006:

	Option Awards
	Number of Securities	Number of Securities
	Underlying	Underlying		Option
	Unexercised Options	Unexercised Options		Exercise
	(#)	(#)		Price	Option
Name and Principal Position	Exercisable	Unexercisable		($)	Expiration Date

Joshua G. James	187,500	—		0.11	July 31, 2009
Chief Executive Officer	34,871	—		0.33	August 30, 2009
	28,125	171,875	(1)	7.50	March 28, 2016
Michael S. Herring	28,969	—		0.50	November 1, 2014
Chief Financial Officer	10,546	64,454	(1)	7.50	March 28, 2016
and Executive Vice President
John R. Pestana	7,031	42,969	(1)	7.50	March 28, 2016
Executive Vice President, Customer Success
Brett M. Error	1,473,000	—		0.11	July 31, 2009
Chief Technology Officer	142,857	107,143	(2)	1.40	May 12, 2015
and Executive Vice President
Christopher C. Harrington	187,500	—		0.11	February 14, 2013
President, Worldwide	10,000	—		0.11	March 31, 2014
Sales and Client	125,000	—		0.50	October 26, 2014
Services	10,546	64,454	(1)	7.50	March 28, 2016

(1)	Stock option awards which vest and become exercisable according to 4-year vesting schedule commencing on March 29, 2006 and based on continued employment, with 75% of the shares subject to the option awards vesting in equal monthly installments commencing on March 29, 2006 and 25% of the shares subject to the option awards vesting on March 29, 2010. However, pursuant to the separation agreement described on page 40, the vesting of Mr. Pestana’s award will cease on November 15, 2007 when Mr. Pestana’s employment is scheduled to terminate in accordance with his separation agreement.

This table does not include: (a) 229,167 shares of common stock held by Mr. Pestana as of December 31, 2006, which he purchased pursuant to a stock option award granted to him on November 5, 2003, which are unvested and subject to a lapsing right of repurchase in our favor upon Mr. Pestana’s cessation of service until November 5, 2007, when these shares become vested and the company’s right of repurchase lapses; and (b) 11,624 shares of common stock held by Mr. Pestana as of December 31, 2006, which he purchased pursuant to a stock option award granted to him on August 31, 2004, which are unvested and subject to a lapsing right of repurchase in our favor upon Mr. Pestana’s cessation of service, and 7,991 shares under this option, which will have vested by November 15, 2007 when Mr. Pestana’s employment is scheduled to terminate in accordance with his separation agreement, as described more fully below under “Employment Agreements and Change-in-Control Arrangements — Employment Agreements, Offer Letters and Similar Agreements.” Assuming Mr. Pestana’s employment terminates on November 15, 2007 as planned, we intend to repurchase from Mr. Pestana 3,633 shares under the latter option which will be unvested as of the termination date.

(2)	Stock option award which vests on May 13, 2009, but which may be exercised before the award is vested based on an exercise schedule set forth in the award agreement. As of December 31, 2006, 142,857 shares were exercisable, 71,429 shares became exercisable on January 1, 2007 and the remaining 35,714 shares under the award will become exercisable on January 1, 2008. If Mr. Error exercises any portion of the stock option award before it vests, the shares purchased will be subject to a lapsing right of repurchase in our favor upon his cessation of service.

Option Exercises and Stock Vested in 2006

The following table sets forth, for each of our NEOs, the number of shares acquired and the value realized on options exercised during the fiscal year ended December 31, 2006:

Option Awards
Number of
	Shares Acquired	Value Realized
	on Exercise	on Exercise
Name and Principal Position	(#)	($)(1)

Joshua G. James	—	—
Chief Executive Officer
Michael S. Herring	180,000 (2)	1,224,400
Chief Financial Officer and Executive Vice President
John R. Pestana	1,222,371 (3)	8,091,333
Executive Vice President, Customer Success
Brett M. Error	—	—
Chief Technology Officer and Executive Vice President
Christopher C. Harrington	—	—
President, Worldwide Sales and Client Services

(1)	The value realized is based upon the difference between the fair market value of the shares purchased on the exercise date and the exercise price multiplied by the number of shares covered by the exercised option.

(2)	These shares are unvested and subject to a lapsing right of repurchase in our favor upon Mr. Herring’s cessation of service. These shares will become vested and the company’s right of repurchase will lapse on November 1, 2008.

(3)	Includes: (a) 229,167 shares of common stock held by Mr. Pestana as of December 31, 2006, which he purchased pursuant to a stock option award granted to him on November 5, 2003, which are unvested and subject to a lapsing right of repurchase in our favor upon Mr. Pestana’s cessation of service until November 5, 2007, when these shares become vested and the company’s right of repurchase lapses; and (b) 11,624 shares of common stock held by Mr. Pestana as of December 31, 2006, which he purchased pursuant to a stock option award granted to him on August 31, 2004, which are unvested and subject to a lapsing right of repurchase in our favor upon Mr. Pestana’s cessation of service, and 7,991 shares under this option, which will have vested by November 15, 2007 when Mr. Pestana’s employment is scheduled to terminate in accordance with his separation agreement, as described more fully below under “Employment Agreements and Change-in-Control Arrangements — Employment Agreements, Offer Letters and Similar Agreements.” Assuming Mr. Pestana’s employment terminates on November 15, 2007 as planned, we intend to repurchase from Mr. Pestana 3,633 shares under the latter option, which will be unvested as of the termination date.

Equity Compensation Plan Information and Equity Award Guidelines

The following table provides information as of December 31, 2006 regarding total shares subject to outstanding stock options and warrants and total additional shares available for issuance under our existing equity incentive and employee stock purchase plan.

Securities Authorized for Issuance under Equity Compensation Plans

			Number of Securities
			Remaining Available for
			Future Issuance under
	Number of Securities	Weighted-Average	Equity Compensation
	to be Issued upon	Exercise Price of	Plans (Excluding
	Exercise of Outstanding	Outstanding Options	Securities Reflected
	Options and Warrants	and Warrants	in Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders(1)	8,628,795	$4.82	1,552,708
Equity compensation plans not approved by security holders(2)	420,828	0.26	—

Total	9,049,623	$4.61	1,552,708

(1)	Includes 1,052,708 shares remaining available for issuance under our equity incentive plans and 500,000 shares under our employee stock purchase plan. These amounts do not include 2,415,196 and 483,039 additional shares authorized in the first quarter of fiscal 2007 related to our 2006 Equity Incentive Plan and 2006 Employee Stock Purchase Plan, respectively.

(2)	The shares to be issued under plans not approved by security holders relate to The Touch Clarity Limited Enterprise Management Incentives Share Option Plan 2002 and the Touch Clarity Limited 2006 U.S. Stock Plan and shares issuable under two outstanding warrants and one non-plan stock option. In connection with the closing of our acquisition of Touch Clarity Limited, the holders of both vested and unvested options to purchase approximately 14,266,543 shares of Touch Clarity common stock will receive replacement options to purchase approximately 746,233 shares of our common stock with a weighted average exercise price for the replacement stock options equal to approximately $0.79 per share. The replacement options will continue to be subject to the terms and conditions applicable to the Touch Clarity options in existence immediately prior to the closing of the acquisition, except that the number of options and relative exercise prices will be adjusted pursuant to the option exchange ratio provided for in the Purchase Agreement.

Stock Option Committee Authority and Limitations

In March 2006, our Board of Directors created a Stock Option Committee and granted to it authority to grant stock options to employees from our 2006 Equity Incentive Plan, or 2006 Plan, in accordance with certain specific grant guidelines determined by our Board and the Compensation Committee. The Stock Option Committee is composed of two members of our management: Mr. James, our Chief Executive Officer, and Mr. Herring, our Chief Financial Officer. The Stock Option Committee meets on the last trading day of each month and the Stock Option Committee has authority to grant equity awards under the 2006 Plan to employees subject to the following guidelines and limitations:

•	The Stock Option Committee may grant equity awards only to employees who are not: (1) subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended, or Section 16 reporting persons; (2) executive vice presidents or senior vice presidents of Omniture; (3) members of the Stock Option Committee; or (4) employees who hold 5% or more of the outstanding common stock of Omniture.

•	All grants of equity awards must be unanimously approved by the Stock Option Committee.

•	Equity awards granted by the Stock Option Committee shall be effective upon the last trading day of the month (the last day of the month on which the NASDAQ Global Market is open for trading) in which the grants are approved by the Committee.

•	The exercise price of all equity award grants shall be the closing sales price for Omniture common stock on the effective date for such awards.

•	The vesting commencement date for an equity award grant shall be either: (1) the date on which the employee’s bona fide employment commences (for newly hired employees); or (2) the date on which the grant is approved by the Stock Option Committee.

•	In each calendar year, the Stock Option Committee may not grant equity awards in excess of the following limitations: (1) a maximum of 50,000 shares of common stock under a stock option award to any single employee; (2) a maximum of 20,000 stock appreciation rights to any single employee; and (3) a maximum of 2,000,000 shares of stock in total for all equity award grants.

In addition, the Stock Option Committee is required to report at each meeting of the Board of Directors on all equity awards granted by the Committee since the previous meeting of the Board.

Equity Guidelines and Practices

Our Board of Directors has determined that equity awards may be granted under the 2006 Plan by (1) the Board, (2) the Compensation Committee of the Board and (3) the Stock Option Committee. In November 2006, the Compensation Committee reviewed and discussed the roles and responsibilities delegated by our Board to the Compensation Committee and the Stock Option Committee. At that time, the Compensation Committee adopted the equity award guidelines described below. These guidelines are designed to comply with: (1) the administrative provisions of the 2006 Plan; (2) the requirements of the Delaware General Corporation Law; (3) the corporate governance requirements of the NASDAQ rules; (4) applicable rules and regulations of the SEC, including those relating to Section 16 of the Securities Exchange Act of 1934, as amended, or Section 16; and (5) relevant sections of the U.S. Internal Revenue Code, including Section 422 (incentive stock options), Section 409A (deferred compensation) and Section 162(m) (performance based compensation). The Stock Option Committee’s authority to make grants under the 2006 Plan is subject to the guidelines and limitations described above. The following guidelines apply with respect to equity awards made by the Board or the Compensation Committee:

•	Only the Board and the Compensation Committee may grant equity awards to employees who are (1) subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended, or Section 16 reporting persons; (2) executive vice presidents or senior vice presidents of Omniture; (3) members of the Stock Option Committee; or (4) employees who hold 5% or more of the outstanding common stock of Omniture.

•	Equity awards shall be effective upon the last trading day of the month (the last day of the month on which the NASDAQ Global Market is open for trading) in which the grants are approved by the Board or the Compensation Committee.

•	The exercise price of all equity award grants shall be the closing sales price for Omniture common stock on the effective date for such awards.

•	The vesting commencement date for an equity award grant shall be either: (1) the date on which the employee’s bona fide employment commences (for newly hired employees); or (2) the date on which the grant is approved by the Board or Compensation Committee.

In addition, our Board has retained the authority to make discretionary equity award grants to non-employee directors. Discretionary grants are subject to the guidelines described above, except that the vesting commencement date for any such discretionary award will be the date on which the grant is approved by the Board. Our Compensation Committee may at any time, and without the approval of the Board, modify the guidelines described above to the extent necessary to maintain compliance with state, federal or foreign laws or regulations.

Employee Benefit Plans

1999 Equity Incentive Plan

Our Board of Directors adopted our 1999 Equity Incentive Plan in August 1999. Our 1999 Equity Incentive Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code, to our employees and any parent and subsidiary corporations’ employees, and for the grant of nonstatutory stock options to our employees, directors and consultants and any parent and subsidiary corporations’ employees and consultants. The 1999 Equity Incentive Plan also allows for awards of stock purchase rights. We will not grant any additional awards under our 1999 Equity Incentive Plan. Instead we will grant options under our 2006 Equity Incentive Plan.

Administration

Our Compensation Committee currently administers our 1999 Equity Incentive Plan. Under our 1999 Equity Incentive Plan, the plan administrator has the power to determine the terms of the awards, including the service providers who will receive awards, the exercise price, the number of shares subject to each award, the vesting schedule and exercisability of awards and the form of consideration payable upon exercise.

Stock Options

The exercise price of incentive stock options must be at least equal to the fair market value of our common stock on the date of grant, and their terms may not exceed ten years. With respect to any participant who owns 10% or more of the voting power of all classes of our outstanding stock as of the grant date, the term must not exceed five years and the exercise price must equal at least 110% of the fair market value on the grant date. The plan administrator determines the term of all other options.

After termination of an employee, director or consultant, that participant may exercise his or her option for the period of time specified in the stock option agreement subject to the following limitations:

•	if the participant is terminated for any reason other than death, disability or cause, then the participant may exercise options vested as of the termination date within three months of the termination date (or within a shorter period not to be less than 30 days or a longer period not to exceed five years after the termination date as determined by the plan administrator), but in no event later than the expiration date of the options;

•	if the participant is terminated because of death or disability or dies within three months after a termination other than for cause, then the participant may exercise options vested as of the termination date within 12 months of the termination date (or within a shorter period not to be less than six months or within a longer period not to exceed five years after the termination date as may be determined by the plan administrator), but in no event later than the expiration date of the options; and

•	if the participant is terminated for cause, the participant’s options expire on the termination date or such later time as determined by the plan administrator.

“Cause” under our 1999 Equity Incentive plan generally includes participant termination because of:

•	any willful violation by the participant of any law or regulation or conviction of a felony or fraud;

•	commission of an act of dishonesty that involves personal profit in connection with our company;

•	any material breach of any agreement regarding the terms of a participant’s service, including the failure or refusal to perform the material duties required of that participant or a breach of any invention assignment and confidentiality agreement;

•	disregard of our policies so as to cause loss, damage or injury to our property, reputation or employees; or

•	any other misconduct by the participant that is materially injurious to our financial condition or business reputation.

Unless the plan administrator provides otherwise, our 1999 Equity Incentive Plan does not allow for the transfer of awards other than by will or the laws of descent and distribution and only the participant may exercise an award during his or her lifetime.

Change in Control Transactions

Our 1999 Equity Incentive Plan provides that, in the event of our “change in control,” the successor corporation or its parent or subsidiary may assume each outstanding award or substitute or replace it with an equivalent award. If there is no assumption, substitution or replacement of an outstanding award, the award will be exercisable to the extent set forth in the applicable option documents and, if not exercised prior to the consummation of the transaction, will terminate.

Plan Amendments

Our 1999 Equity Incentive Plan will automatically terminate in 2009. In addition, our Board of Directors has the authority to amend, suspend or terminate the 1999 Equity Incentive Plan provided that its action does not impair the rights of any participant.

2006 Equity Incentive Plan

Our Board of Directors adopted our 2006 Equity Incentive Plan in March 2006 and our stockholders approved the plan in May 2006. Our 2006 Equity Incentive Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, to our employees and any parent and subsidiary corporations’ employees, and for the grant of nonstatutory stock options, restricted stock, restricted stock units, stock appreciation rights and performance shares to our employees, directors and consultants and our parent and subsidiary corporations’ employees and consultants.

Share Reserve

As of March 31, 2007, we have reserved 13,156,071 shares of our common stock for issuance under the 2006 Equity Incentive Plan, and the plan provides for annual increases in the number of shares available for issuance thereunder on the first day of each year equal to the lesser of:

•	5% of the outstanding shares of our common stock on the last day of the preceding year; and

•	60,000,000 shares.

Administration

Our Compensation Committee is currently the plan administrator responsible for administering our 2006 Equity Incentive Plan. The plan administrator has the power to determine the terms of the awards, including the exercise price, the number of shares subject to the award, the exercisability of the award and the form of consideration to pay the exercise price. The plan administrator also has the authority to institute an exchange program whereby the exercise prices of outstanding awards may be reduced or outstanding awards may be surrendered in exchange for awards with a lower exercise price.

Unless the plan administrator provides otherwise, our 2006 Equity Incentive Plan does not allow for the transfer of awards and only the recipient of an award may exercise an award during his or her lifetime.

Stock Options

The plan administrator determines the exercise price of options granted under our 2006 Equity Incentive Plan, but with respect to nonstatutory stock options intended to qualify as “performance based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and all incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, the exercise price must at least be equal to the fair market value of our common stock on the date of grant. The term of an incentive stock option may not exceed ten years. With respect to any participant who owns 10% or more of the voting power of all classes of our outstanding stock as of the grant date, the term must not exceed five years and the exercise price must equal at least 110% of the fair market value on the grant date. The plan administrator determines the term of all other options.

After termination of an employee, director or consultant, he or she may exercise his or her option for the period of time stated in the option agreement. Generally, if termination is due to death or disability, the option will remain exercisable for 12 months. In all other cases, the option will generally remain exercisable for three months. However, an option may not be exercised later than its expiration date.

Stock Appreciation Rights

We are authorized to grant stock appreciation rights under our 2006 Equity Incentive Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our common stock between the exercise date and the date of grant. The plan administrator determines the terms of stock appreciation rights, including when these rights become exercisable and whether to pay the increased appreciation in cash, with shares of our common stock, or with a combination thereof. Stock appreciation rights expire under the same rules that apply to stock options.

Restricted Stock Awards

We are authorized to grant restricted stock awards under our 2006 Equity Incentive Plan. Restricted stock awards are shares of our common stock that vest in accordance with terms and conditions established by the plan administrator. The plan administrator will determine the number of shares of restricted stock granted to any employee. The plan administrator may impose whatever conditions to vesting it determines to be appropriate. For example, the plan administrator may set restrictions based on the achievement of specific performance goals. Shares of restricted stock that do not vest are subject to our right of repurchase or forfeiture.

Restricted Stock Units

We are authorized to grant restricted stock units under our 2006 Equity Incentive Plan. Restricted stock units are awards of restricted stock, performance shares or performance units that are paid out in installments or on a deferred basis. The plan administrator will determine the terms and conditions of restricted stock units, including the vesting criteria and the form and timing of payment.

Performance Shares

We are authorized to grant performance shares under our 2006 Equity Incentive Plan. Performance shares are awards that will result in a payment to a participant only if performance goals established by the plan administrator are achieved or the awards otherwise vest. The plan administrator will establish organizational or individual performance goals in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance shares to be paid out to participants. Performance shares will have an initial value equal to the fair market value of our common stock on the grant date. Payment for performance shares will be made in shares of our common stock, as determined by the plan administrator.

Automatic Grants

Our 2006 Equity Incentive Plan also provides for the automatic grant of stock appreciation rights, or SARs, to our non-employee directors. Each non-employee director appointed to the Board of Directors will receive an initial award of 50,000 SARs upon such appointment. This award will vest as to one-third of the SARs subject to the award on the first anniversary of the date of grant and quarterly thereafter, so as to be fully vested at the end of three years subject to the director’s continued service on each relevant vesting date. In addition, beginning in 2007, non-employee directors who have been directors for at least six months will receive a subsequent award of 25,000 SARs immediately following each annual meeting of our stockholders. This award will vest on the day prior to the next year’s annual stockholder meeting, subject to the director’s continued service on the vesting date. All awards granted under the automatic grant provisions will have a term of ten years and an exercise price equal to the fair market value on the date of grant.

Change in Control Transactions

Our 2006 Equity Incentive Plan provides that, in the event of our “change in control,” the successor corporation or its parent or subsidiary will assume, or substitute an equivalent award for, each outstanding award. If there is no assumption or substitution of outstanding awards, the plan administrator will determine the treatment of awards and, if accelerating the awards, will provide notice to the recipient that he or she has the right to exercise the option or stock appreciation right as to all of the shares subject to the award, that all restrictions on restricted stock will lapse, that all performance goals or other vesting requirements for performance shares will be deemed achieved, and that all other terms and conditions will be deemed met. The option or stock appreciation right will terminate upon the expiration of the period of time the plan administrator provides in the notice. In the event the service of an outside director is terminated on or following a change in control, other than pursuant to a voluntary resignation, his or her options and stock appreciation rights will fully vest and become immediately exercisable, all restrictions on restricted stock will lapse, all performance goals or other vesting requirements for performance shares will be deemed achieved, and all other terms and conditions will be deemed met.

Plan Amendments

Our 2006 Equity Incentive Plan will automatically terminate in 2016, unless we terminate it sooner. Our Board of Directors has the authority to amend, suspend or terminate the 2006 Equity Incentive Plan provided that its action does not impair the rights of any participant.

2006 Employee Stock Purchase Plan

Our Board of Directors adopted the 2006 Employee Stock Purchase Plan in March 2006 and our stockholders approved the plan in May 2006.

Share Reserve

As of March 31, 2007, a total of 983,039 shares of our common stock has been reserved for sale under this plan. In addition, our 2006 Employee Stock Purchase Plan provides for annual increases in the number of shares available for issuance under the 2006 Employee Stock Purchase Plan on the first day of each year equal to the least of:

•	1% of the outstanding shares of our common stock on the first day of the year;

•	12,000,000 shares; and

•	such other amount as may be determined by our Board of Directors or a committee thereof.

Our Compensation Committee is responsible for administering our 2006 Employee Stock Purchase Plan. Our Board of Directors or its committee has full and exclusive authority to interpret the terms of the 2006 Employee Stock Purchase Plan and determine eligibility.

Eligibility

All of our employees are eligible to participate if they are customarily employed by us or any participating subsidiary for at least 20 hours per week and more than five months in any calendar year. However, an employee may not be granted rights to purchase stock if that employee:

•	immediately after the grant would own stock possessing 5% or more of the total combined voting power or value of all classes of our capital stock, or

•	if that employee’s rights to purchase stock under all of our employee stock purchase plans would accrue at a rate that exceeds $25,000 worth of our stock for each calendar year in which these rights are outstanding.

Offering Periods

Our 2006 Employee Stock Purchase Plan is intended to qualify under Section 423 of the Internal Revenue Code of 1986, as amended, and provides for consecutive, non-overlapping six-month offering periods. The offering periods generally start on the first trading day on or after February 15 and August 15 of each year.

Limitations

Our 2006 Employee Stock Purchase Plan permits participants to purchase common stock through payroll deductions of up to 10% of their eligible compensation, which includes their wage gross earnings, commissions, overtime and shift premiums, exclusive of payments for incentive compensation, bonuses and other compensation. A participant may purchase a maximum of 1,000 shares of common stock during a six-month offering period.

Purchase of Shares

Amounts deducted and accumulated by the participant are used to purchase shares of our common stock at the end of each six-month offering period. The purchase price is 95% of the fair market value of our common stock at the exercise date. Participants may end their participation at any time during an offering period, and will be paid their payroll deductions to date. Participation ends automatically upon termination of employment with us.

Transferability

A participant may not transfer rights granted under the 2006 Employee Stock Purchase Plan other than by will, the laws of descent and distribution or as otherwise provided under the 2006 Employee Stock Purchase Plan.

Change of Control Transactions

In the event of our “change of control,” a successor corporation may assume or substitute for each outstanding purchase right. If the successor corporation refuses to assume or substitute for the outstanding purchase rights, the offering period then in progress will be shortened, and a new exercise date will be set.

Plan Amendments

Our Board of Directors has the authority to amend or terminate our 2006 Employee Stock Purchase Plan, except that, subject to certain exceptions described in the 2006 Employee Stock Purchase Plan, no such action may adversely affect any outstanding rights to purchase stock under our 2006 Employee Stock Purchase Plan.

The Touch Clarity Limited Enterprise Management Incentives Share Option Plan 2002

The Touch Clarity Limited Enterprise Management Incentives Share Option Plan 2002, or Touch Clarity UK Plan, was adopted by Touch Clarity Limited on December 22, 2002, and amended on January 31, 2005.

The Touch Clarity UK Plan enables the grant of enterprise management incentive options, or EMI options, which are tax-favored EMI options within the meaning of Schedule 5 of the UK Income Tax (Earnings & Pensions) Act 2003. It also contains a Part B which enables the grant of non-EMI options to non-employees who provide services to a group company.

The Touch Clarity UK Plan only permits the grant of options and no other incentive awards. The Touch Clarity UK Plan is only to be used to grant replacement options over Omniture shares of common stock in order to replace existing options granted under the Touch Clarity UK Plan by Touch Clarity Limited prior to the acquisition of Touch Clarity Limited. The Touch Clarity UK Plan will not be used to grant any new options (other than the replacement options). Any future options to be granted to employees (or non-employees) of Touch Clarity Limited will be granted under the UK Sub-Plan of our 2006 Equity Incentive Plan, or under our 2006 Equity Incentive Plan.

Administration

Under the Touch Clarity UK Plan, the administration was previously undertaken by the remuneration committee of Touch Clarity Limited. That role is now to be undertaken by the Compensation Committee of our Board of Directors. The Compensation Committee’s decision regarding any matter under the Touch Clarity UK Plan is final and binding.

Stock Options

EMI options may be granted to employees or directors of the company or its subsidiaries who work more than 25 hours a week for the company or, if less, 75% of their working time for the company. Non-EMI options may be granted to persons providing services to any group company through a contract for services.

Options can only be exercised once they have vested. The vesting of each holder’s options is governed by their own individual option certificate, and vesting typically takes place in equal monthly installments over a three to four year period from the date of grant of the original option and this vesting schedule will be retained in the replacement option. Options cannot be transferred and only the optionholder can exercise an option during his or her lifetime. Options lapse 10 years from the grant of options and in relation to the replacement options this will be 10 years from the grant of the original option that the replacement option is replacing.

If an employee’s employment ceases by virtue of death, disability or retirement, then all their options are exercisable in full within 40 days of the cessation of employment. If employment ceases for redundancy or dismissal other than cause, that employee’s options are only exercisable within 30 days of cessation fully or in part with the consent of the compensation committee. If the employee’s employment ceases for any other reason, only vested options may be exercised within 40 days of ceasing employment.

Where a non-employee ceases to provide services then the Compensation Committee may decide in its discretion to permit exercise of the options in whole or part.

Change in Control

The Touch Clarity UK Plan does not provide for an automatic acceleration of vesting upon a change of control. Certain of the optionholders currently have rights to acceleration, which were triggered on the acquisition of Touch Clarity Limited by Omniture. Certain of the optionholders have rights to acceleration triggered by a cessation of employment within a certain period of a change of control.

Plan Amendments

No new options may be granted after December 22, 2012, and the Compensation Committee may at any time amend, suspend or terminate the Touch Clarity UK Plan at any time, provided that the interests of the subsisting optionholders are not prejudiced.

Touch Clarity 2006 U.S. Stock Plan

Outstanding awards under the Touch Clarity Limited 2006 U.S Stock Plan, or Touch Clarity U.S. Plan, were assumed by us in connection with our acquisition of Touch Clarity, which was completed on March 1, 2007.

The Touch Clarity U.S. Plan allows the grant of stock purchase rights, nonstatutory stock options, and incentive stock options within the meaning of Section 422 of the Internal Revenue Code, to employees, outside directors, and consultants providing services to Touch Clarity, Inc. Incentive stock options, or ISOs, have certain tax advantages under the Internal Revenue Code.

The Touch Clarity U.S. Plan will not be used to make new grants and its terms will govern only outstanding awards under the Touch Clarity U.S. Plan that were assumed. Any future options to be granted to employees (or non-employees) of Touch Clarity, Inc. will be granted under our 2006 Equity Incentive Plan.

Administration

The Touch Clarity U.S. Plan was administered by a Board committee of Touch Clarity Limited. That role is now undertaken by the Compensation Committee of our Board of Directors. The Compensation Committee’s decision regarding any matter under the Touch Clarity U.S. Plan is final and binding.

Stock Options

ISOs may only be granted to employees of the Company or its subsidiaries. Nonstatutory options and stock purchase rights may be granted to persons providing services to the Company or its subsidiaries.

Stock options can only be exercised once they have been vested. The vesting of each holder’s options is governed by their own individual option agreement, and vesting typically takes place in equal monthly installments over a three-to-four year period from the date of grant of the option. These terms will continue to apply without change for options assumed under the Touch Clarity U.S. Plan. Options generally cannot be transferred other than by will or the laws of descent and distribution, and only the optionholder or guardian or legal representative of the optionholder can exercise an option during the optionholder’s lifetime. Options lapse 10 years from the date of grant except for ISOs granted to certain optionees which can only be granted for 5-year terms.

Subject to the terms of individual option award agreement, the Touch Clarity U.S. Plan provides that options may be exercised with cash, cash equivalents, promissory notes, surrender of shares, or other forms permitted by applicable law at the discretion of our Board of Directors.

If an optionee’s employment is terminated on account of the death of the optionee, the vested portion of the option may be exercised for 12 months after the optionee’s death, and if an optionee’s employment is terminated due to the disability of the optionee, the vested portion of the option may be exercised for 6 months following the date of such termination. For termination of employment for other than death or disability, the vested portion of the option shall be exercisable for 30 days following such termination. In no case may an option be exercised after expiration of the option term.

Stock Purchase Rights

Stock awards under the Touch Clarity U.S. Plan must be evidenced by a stock purchase agreement between the purchaser and us. Any such right to acquire shares shall expire if not exercised within 30 days of grant, and such rights are not transferable. The purchase price to acquire shares under the Touch Clarity U.S. Plan shall be no less than 85% of fair market value on the date of grant, and any shares delivered pursuant to such rights were subject to rights of repurchase, first refusal, and other transfer restrictions determined at the discretion of our Board. We will not grant any stock awards under the Touch Clarity U.S. Plan.

Change in Control

The Touch Clarity U.S. Plan does not provide for an automatic acceleration of vesting upon a change of control.

Amendment and Termination

Our Board of Directors may amend or terminate the Touch Clarity U.S. Plan at any time and for any or no reason, provided that such actions may affect shares previously issued under the Touch Clarity U.S. Plan or any option previously granted under the Touch Clarity U.S. Plan.

401(k) Plan

We maintain a retirement plan, the 401(k) Plan, which was adopted on January 1, 2000 and which is intended to be a tax-qualified retirement plan and related trust under Sections 401(a) and 501(a), respectively, of the Internal Revenue Code of 1986, as amended. Contributions to the 401(k) Plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) Plan, and all contributions are deductible by us when made. The 401(k) Plan covers substantially all of our employees who are age 21 or older after three months of service. Currently, employees may elect to contribute up to 25% of their compensation, or the statutorily prescribed limit, if less, to the 401(k) Plan. We match 50% of each employee’s contributions up to a maximum of 3% of the employee’s base salary, bonuses and commissions. The 401(k) Plan has a profit-sharing element whereby we can make a discretionary contribution in an amount to be determined annually by our Board of Directors. An employee’s interest in his or her deferrals are 100% vested when contributed, and any employer matching or profit-sharing contributions will vest equally each year over four years.

Other

We currently have employees in Australia, Belgium, Denmark, France, Germany, Japan, the Netherlands and the United Kingdom, and we are in the process of hiring employees and implementing benefit programs in Japan and Hong Kong. In addition to providing statutorily mandated benefit programs in each country, we contribute to private plans for health, pension and insurance benefits in the countries where those contributions are customarily provided to employees.

Employment Agreements and Change-in-Control Arrangements

Employment Agreements, Offer Letters and Similar Agreements

Joshua G. James.  We are party to an employment agreement with Joshua G. James, our Chief Executive Officer. The agreement provides that Mr. James be paid an annual base salary of $235,000. On March 30, 2007, Mr. James’ salary was increased to $375,000. He will earn a performance bonus each year if we meet revenue and earnings targets established by our Board of Directors. On March 30, 2007, the Compensation Committee of our Board of Directors approved a target incentive bonus of $200,000 to be earned based on the company achieving certain sales and profitability metrics. Upon a change in control (as defined in the employment agreement), Mr. James will receive immediate vesting with respect to the unvested portions of his outstanding stock options and common stock. If Mr. James is terminated without cause (as defined in the employment agreement) or is constructively terminated (as defined in the employment agreement), he will be entitled to receive up to 15 months’ base salary, be able to continue participating in our employee benefit plans of general application for up to 15 months and will receive immediate vesting on all of his outstanding stock options and common stock. If Mr. James is terminated as a result of a disability, he will be entitled to receive up to 15 months’ base salary, be able to continue participating in our employee benefit plans of general application for up to 15 months and be eligible to receive other severance and disability payments as provided by our standard benefit plans. In the event of Mr. James’ death, his estate will be entitled to receive 12 months’ base salary, be able to continue participating in our employee benefit plans of general application for up to 12 months and will receive immediate vesting on all of his outstanding stock options and common stock.

John R. Pestana.  We are party to an employment agreement with John R. Pestana, our Executive Vice President, Customer Success. Mr. Pestana’s current annual base salary is $235,000. Upon a change in control (as defined in the employment agreement), Mr. Pestana will receive immediate vesting with respect to the unvested portion of his outstanding stock options and common stock. If Mr. Pestana is terminated without cause (as defined in the employment agreement) or is constructively terminated (as defined in the employment agreement), he will be entitled to receive up to 15 months’ base salary, be able to continue participating in our employee benefit plans of general application for up to 15 months and will receive immediate vesting on all of his outstanding stock options and common stock. If Mr. Pestana is terminated as a result of a disability, he will be entitled to receive up to 15 months’ base salary, be able to continue participating in our employee benefit plans of general application for up to 15 months and be eligible to receive other severance and disability payments as provided by our standard benefit plans. In the event of Mr. Pestana’s death, his estate will be entitled to receive 12 months’ base salary, be able to continue participating in our employee benefit plans of general application for up to 12 months and will receive immediate vesting on all of his outstanding stock options and common stock.

We are also a party to a separation agreement with Mr. Pestana dated March 28, 2007. Under the terms of the separation agreement, Mr. Pestana will voluntarily resign from his position as Executive Vice President, Customer Success effective upon November 15, 2007, or the separation date. However, Mr. Pestana will continue to serve on our Board of Directors. The separation agreement provides that we shall, subject to Mr. Pestana entering into a release of claims following the separation date providing Omniture with a general release and in which Mr. Pestana will agree to certain restrictive covenants, including confidentiality, and non-competition and non-solicitation for a period of 18 months after the separation date, reimburse Mr. Pestana 100% of the cost of the COBRA premiums for group health, dental and/or vision plans for himself and his covered dependents for up to 18 months after the separation date. Mr. Pestana agreed that his separation from Omniture on the separation date will not constitute a constructive termination, termination without cause, or any other termination triggering severance benefits under the terms of his employment agreement with Omniture dated April 21, 2004, as amended and restated in its entirety effective June 7, 2006. If, however, Mr. Pestana’s employment terminates prior to the separation date, any severance benefits and obligations shall be governed by the terms of his employment agreement. Mr. Pestana also agreed that the entry into the separation agreement and Omniture’s reduction or restructuring of his authority and duties between the date of the separation agreement and the separation date shall not constitute grounds for either a constructive termination or a termination without cause under his employment agreement. Otherwise, the provisions of his employment agreement remain in effect during such period.

Michael S. Herring.  On October 21, 2004, Michael S. Herring, our Chief Financial Officer and Executive Vice President, executed our written offer of employment. The written offer of employment does not provide a specific term for Mr. Herring’s employment; rather, Mr. Herring’s employment with us is “at-will” and may be terminated at any time with or without notice, for any or no reason, at either Mr. Herring’s or our option. On March 28, 2007, Mr. Herring’s salary was increased to $235,000. He is eligible to earn a performance bonus each year if we meet the revenue and earnings targets established by our Board of Directors. On March 28, 2007, the Compensation Committee of our Board of Directors approved a target incentive bonus of $75,000 to be earned based on the company achieving certain sales and profitability metrics. If, in the event of a merger with or into another corporation or our “change in control,” including the sale of all or substantially all of our assets, the successor corporation does not assume or substitute an equivalent award for his then-existing options, Mr. Herring’s options will accelerate and become fully vested and exercisable. Also, Mr. Herring is subject to a non-competition covenant for two years following termination of employment.

Christopher C. Harrington.  Mr. Harrington’s employment with us is “at-will” and may be terminated at any time with or without notice, for any or no reason, at either Mr. Harrington’s or our option. On March 28, 2007, Mr. Harrington’s salary was increased to $190,000. He is eligible to earn a performance bonus each year if we meet the sales targets established by the Compensation Committee of our Board of Directors. On March 28, 2007, the Compensation Committee approved a target incentive bonus of $75,000 to be earned based on the company achieving certain annual and quarterly sales revenue and profitability metrics, and he is entitled to sales commissions based on the achievement of certain Company-wide sales and revenue objectives. We are party to stock option agreements with Mr. Harrington, our President, Worldwide Sales and Client Services, which provide that, if, upon or following a change of control, his employment with us or our successor is terminated, other than for cause

(as defined in the agreements), all of the then-unvested shares granted under those agreements will become fully vested and exercisable and our right of repurchase with respect to any then-unvested shares acquired pursuant to early exercise of these options shall lapse.

Brett M. Error.  Mr. Error’s employment with us is “at-will” and may be terminated at any time with or without notice, for any or no reason, at either Mr. Error’s or our option. On March 28, 2007, Mr. Error’s salary was increased to $235,000. He is eligible to earn a performance bonus each year if we meet the sales, revenue and earnings targets and certain non-financial objectives established by our Board of Directors. On March 30, 2007, the Compensation Committee of our Board of Directors approved an incentive bonus of $75,000 to be earned based on the company achieving certain sales, revenue and profitability metrics and certain non-financial metrics. If, in the event of a merger with or into another corporation or our “change in control,” including the sale of all or substantially all of our assets, the successor corporation does not assume or substitute an equivalent award for his then-existing options, Mr. Error’s options will accelerate and become fully vested and exercisable. Also, Mr. Error is subject to a non-competition covenant for two years following termination of employment.

Change-in-Control Arrangements and Potential Payments Upon Termination or Change of Control

Change of Control Agreements with Named Executive Officers

In June 2006, we entered into change of control agreements with each of Messrs. James, Pestana, Herring, Error, and Harrington. The agreements provide certain benefits to these executive officers in the event of their termination of employment in connection with a change of control. Specifically, if within the period beginning 3 months prior to a change of control and ending on the later of either 12 months following the change of control or 1 month following the latest of the 1-year, 2-year or 4-year initial vesting dates of any stock options held by the executive officer immediately prior to the change of control, (1) his employment is constructively terminated, (2) his employment terminates due to his death or disability, or (3) his employment is terminated involuntarily other than for cause (each, a “triggering event”), then the executive officer will be entitled to the following benefits:

•	a lump-sum payment equal to 75% of his annual base salary, plus 75% of his annual bonus (200% of the annual salary and bonus for Mr. James);

•	acceleration of the vesting of 100% of his equity compensation awards; and

•	company-paid continuation of health, dental, vision and life insurance at the same ratio of premium contribution as was in effect immediately prior to the change of control for up to nine months (24 months for Mr. James) from the date of termination, including coverage for his eligible dependents.

All severance benefits payable under the change of control agreements are conditioned upon the executives executing a release in favor of Omniture and complying with non-competition and non-solicitation provisions contained in the agreements.

In addition, the agreements with each of Messrs. James, Pestana and Herring provide that, in the event that his change of control benefits exceed 3.6 times his “base amount,” as defined in Internal Revenue Code Section 280G, and are subject to excise taxes under Internal Revenue Code Section 280G, the executive officer is entitled to additional payments to compensate for these excise taxes.

These agreements are intended to enhance, but not be additive to, any pre-existing written agreements between Omniture and these executive officers. To the extent that any of the benefits in these agreements conflict with benefits contained in pre-existing written agreements between Omniture and these executive officers, the executive officers will be entitled to the superior benefits, without duplication.

Potential Payments

The following table summarizes potential change in control and severance payments to each named executive officer. The six right-hand columns describe the payments that would apply in six different potential scenarios contemplated by our Amended and Restated Employment Agreements with Joshua G. James and John R. Pestana (the Employment Agreements), as described more fully above under “Employment Agreements, Offer Letters and Similar Agreements” and by our Change of Control Agreements with each of our NEOs (the Change of Control

Agreements) as described in “Change-in-Control Arrangements and Potential Payments Upon Termination or Change of Control — Change of Control Agreements with Named Executive Officers” above:

•	a termination of employment as a result of the applicable NEO’s “voluntary termination” or his “termination for cause” (as such term is defined in the Employment Agreements);

•	a termination of employment as a result of the applicable NEO’s “termination for disability” (as such term is defined in the Employment Agreements);

•	a termination of employment as a result of the applicable NEO’s “termination upon death” (as such term is defined in the Employment Agreements);

•	a termination of employment as a result of the applicable NEO’s “constructive termination” or “termination without cause” (as such terms are defined in the Employment Agreements);

•	a termination of employment that qualifies as a “triggering event” as defined in “Change- in-Control Arrangements and Potential Payments Upon Termination or Change of Control — Change of Control Agreements with Named Executive Officers” above following a “change of control” (as such term is defined in the Change of Control Agreements); and

•	upon a “change of control” (as such term is defined in the Employment Agreements).

The table assumes that the termination or change in control occurred on December 31, 2006. For purposes of estimating the value of amounts of equity compensation to be received in the event of a termination of employment or change in control, we have assumed a price per share of our common stock of $14.08, which represents the closing market price of our common stock as reported on the Nasdaq Global Market on December 29, 2006.

Potential Change-in-Control and Severance Payments

						Payment
						in the
		Payment in			Payment in	Case of a
		the Case of a			the Case of a	Triggering
		Termination	Payment in	Payment in	Constructive	Event	Payment
		for Cause or	the Case of	the Case of	Termination	Following	Upon a
		Voluntary	a Termination	a Termination	or Termination	a Change	Change of
Name and Principal Position	Benefit Type	Termination	for Disability	Upon Death	Without Cause	of Control	Control

Joshua G. James	Accrued Vacation(1)	$18,076	$18,076	$18,076	$18,076	$18,076	$—
Chief Executive Officer	Severance(2)	—	282,746	385,000	282,746	770,000	—
	Value of Continued Employee Benefits(3)	—	9,538	7,893	9,538	14,937	—
	Value of Equity Award Acceleration(4)	—	—	—	5,116,585	5,112,275	5,373,983
	Excise Tax Gross-Up Payment(5)	—	—		—	1,412,116	1,177,192

	Total Value:	$18,076	$310,360	$410,969	$5,426,945	$7,327,404	$6,551,175

Michael S. Herring	Accrued Vacation(1)	$4,019	$4,019	$4,019	$4,019	$4,019	$—
Chief Financial and	Severance(2)	—	—	—	—	185,250	—
Executive Vice President	Value of Continued Employee Benefits(3)	—	—	—	—	5,806	—
	Value of Equity Award Acceleration(4)	—	—	—	—	4,291,116	—
	Excise Tax Gross-Up Payment(5)	—	—	—	—	3,141,969	—

	Total Value:	$4,019	$4,019	$4,019	$4,019	$7,628,160	$—

John R. Pestana	Accrued Vacation(1)	18,076	18,076	18,076	18,076	18,076	—
Executive Vice President	Severance(2)	—	282,746	310,000	282,746	293,750	—
Customer Success(6)	Value of Continued Employee Benefits(3)	—	9,538	7,893	9,538	9,538	—
	Value of Equity Award Acceleration(4)	—	—	—	3,804,945	3,800,635	3,866,062
	Excise Tax Gross-Up Payment(5)	—	—	—	—	694,363	582,244

	Total Value:	$18,076	$310,360	$335,969	$4,115,305	$4,816,362	$4,448,306

						Payment
						in the
		Payment in			Payment in	Case of a
		the Case of a			the Case of a	Triggering
		Termination	Payment in	Payment in	Constructive	Event	Payment
		for Cause or	the Case of	the Case of	Termination	Following	Upon a
		Voluntary	a Termination	a Termination	or Termination	a Change	Change of
Name and Principal Position	Benefit Type	Termination	for Disability	Upon Death	Without Cause	of Control	Control

Brett M. Error	Accrued Vacation(1)	$11,826	$11,826	$11,826	$11,826	$11,826	$—
Chief Technology Officer	Severance(2)	—	—	—	—	191,250	—
and Executive Vice President	Value of Continued Employee Benefits(3)	—	—	—	—	3,773	—
	Value of Equity Award Acceleration(4)	—	—	—	—	3,175,043	—
	Excise Tax Gross-Up Payment(5)	—	—	—	—	—	—

	Total Value:	$11,826	$11,286	$11,286	$11,286	$3,381,892	$—

Christopher C. Harrington	Accrued Vacation(1)	$8,077	$8,077	$8,077	$8,077	$8,077	$—
President, Worldwide Sales	Severance(2)	—	—	—	—	142,500	—
and Client Services	Value of Continued Employee Benefits(3)	—	—	—	—	5,407	—
	Value of Equity Award Acceleration(4)	—	—	—	—	2,325,544	—
	Excise Tax Gross-Up Payment(5)	—	—	—	—	—	—

	Total Value:	$8,077	$8,077	$8,077	$8,077	$2,481,528	$—

(1)	Represents accrual for paid time off that had not been taken as of December 31, 2006.

(2)	Represents cash payments to which the applicable NEO is entitled pursuant to their respective Employment Agreements or Change of Control Agreements upon the termination events, triggering events or change of control outlined above. Other than those contained in the Employment Agreements or Change of Control Agreements, we do not currently maintain severance arrangements or a severance policy applicable to our executive officers. However, our Board of Directors may in its discretion award severance payments to our executive officers from time to time.

(3)	Includes the portion of our standard employee medical, dental and life insurance that we would pay on behalf of the applicable NEOs pursuant to their respective Employment Agreements or Change of Control Agreements upon the termination events, triggering events or change of control outlined above.

(4)	Represents the fair value of stock options that would accelerate at December 31, 2006 pursuant to our NEO’s respective Employment Agreements or Change of Control Agreements upon the termination events, triggering events or change of control outlined above using the Black-Scholes-Merton valuation method. The value of such awards was calculated assuming a price per share of our common stock of $14.08, which represents the closing market price of our common stock as reported on the Nasdaq Global Market on December 29, 2006.

(5)	Represents additional payments to which the applicable NEO would be entitled pursuant to his applicable Change of Control Agreement to compensate for excise taxes that would be due pursuant to Section 280G of the Internal Revenue Code as a result of the applicable NEO’s change of control benefits exceeding 3.6 times his “base amount,” as defined in Section 280G of the Internal Revenue Code on December 31, 2006 upon the termination events, triggering events or change of control outlined above.

(6)	In accordance with the terms of his separation agreement, as described more fully above under “Employment Agreements and Change-in-Control Arrangements — Employment Agreements, Offer Letters and Similar Agreements,” Mr. Pestana will voluntarily resign from his position as Executive Vice President, Customer Success effective upon November 15, 2007, and he will only be entitled to the benefits described in the separation agreement.

Limitation on Liability and Indemnification Matters

Our certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, no director will be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as a director, except liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which the director derived an improper personal benefit.

In addition, our certificate of incorporation provides that we are required to indemnify our directors and our bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. Our bylaws also provide that we shall advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law.

We have entered and expect to continue to enter into agreements to indemnify our directors, officers and other employees as determined by our Board of Directors. With certain exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

PROPOSAL II

RATIFICATION OF APPOINTMENT OF
THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board has appointed, subject to ratification by our stockholders, Ernst & Young LLP, as independent registered public accounting firm, to audit our books, records and accounts for the current fiscal year ending December 31, 2007. Ernst & Young has audited our financial statements beginning with the year ended December 31, 2002.

Fees Paid to Ernst & Young LLP

The following table sets forth the costs incurred by the Company for services provided by Ernst & Young LLP, the Company’s independent registered public accounting firm, for the years ended December 31, 2006 and December 31, 2005.

	Year Ended
	December 31,
Fee Category	2005	2006
	(In thousands)

Audit Fees	$158	$1,022
Audit-Related Fees	25	23
Tax Fees	82	188
All Other Fees	—	—

Total Fees	$265	$1,233

Audit Fees.  Consists of fees billed for professional services rendered in connection with the audit of our consolidated financial statements, review of the interim consolidated financial statements included in our quarterly reports and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements and includes accounting services in connection with securities offerings.

Audit-Related Fees.  Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include employee benefit plan audits, accounting consultations in connection with acquisitions and divestitures, attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

Tax Fees.  Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, tax audit defense, customs and duties, mergers and acquisitions, divestitures and international tax planning.

All Other Fees.  We did not engage Ernst & Young LLP to perform services not covered by the preceding three categories.

We do not expect a representative of Ernst & Young LLP to be present, make a statement or be available to respond to questions of the stockholders at the annual meeting.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may also pre-approve particular services on a case-by-case basis. The independent registered public accounting firm is required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with such pre-approval. The Audit Committee may also delegate pre-approval authority to one of its members. Such members(s) must report any such pre-approval to the Audit Committee at the next scheduled meeting.

Your Board Recommends That Stockholders
Vote FOR The Ratification Of Appointment Of Ernst & Young LLP As The Company’s
Independent Registered Public Accounting Firm (Independent Auditors).

REPORT OF THE AUDIT COMMITTEE
(for the fiscal year ending December 31, 2006)

The Audit Committee of the Board of Directors of Omniture, Inc. is composed of three directors: Dana L. Evan (Chair), D. Fraser Bullock and Rory T. O’Driscoll. Our Board has determined that each member of the Audit Committee satisfies the requirements for independence and financial literacy under the SEC rules and the NASDAQ rules. Our Board has also determined that Ms. Evan qualifies as an “audit committee financial expert” as defined in the SEC rules and satisfies the financial sophistication requirements set forth in the NASDAQ rules. The charter for the Audit Committee details the responsibilities of the committee. A copy of the charter is accessible via our Web site on the Internet located at http://www.omtr.com.

The purpose of the Audit Committee is to assist our Board of Directors in its general oversight of the company. The primary responsibilities of the Audit Committee are to oversee and monitor the integrity of the company’s financial reporting process, financial statements and systems of internal controls; the company’s compliance with legal and regulatory requirements; the independent auditor’s qualifications, independence and performance; and the performance of the company’s internal audit function. The Audit Committee is responsible for the selection, retention, supervision and termination of the company’s independent auditor, including resolving disagreements between management and the independent auditor. The independent auditor reports directly to the Audit Committee.

The Audit Committee is not responsible for conducting reviews of auditing or accounting procedures. Management has primary responsibility for preparing the company’s consolidated financial statements and for the company’s financial reporting process. The company’s independent auditor is responsible for auditing and reporting on the conformity of the company’s consolidated financial statements to accounting principles generally accepted in the United States. The Audit Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the independent auditor on the basis of the information it receives, discussion with the independent auditor and the experience of the Audit Committee’s members in business, financial and accounting matters.

In this context, and in connection with the audited consolidated financial statements for the fiscal year ended December 31, 2006, the Audit Committee hereby reports as follows:

1. The Audit Committee has reviewed and discussed the audited consolidated financial statements with management;

2. The Audit Committee has discussed with the independent auditor — Ernst & Young LLP, which is an independent registered public accounting firm — the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

3. The Audit Committee has received the written disclosures and the letter from the independent auditor by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Accounting Oversight Board in Rule 3600T, and has discussed with the independent auditor the independent auditor’s independence; and

4. Based on the review and discussions referred to in paragraphs 1 through 3 above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the fiscal year ended December 31, 2006 be included in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Dana L. Evan, Chair
D. Fraser Bullock
Rory T. O’Driscoll

STOCKHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS

If any stockholder intends to submit a proposal to be considered for inclusion in our proxy materials in connection with our 2008 Annual Meeting of Stockholders, or 2008 annual meeting, the proposal must be in proper form (per SEC Regulation 14A, Rule 14a-8 — Stockholder Proposals) and received by our Corporate Secretary (Omniture, Inc., 550 East Timpanogos Circle, Orem, Utah 84097, Attention: Corporate Secretary) on or before December 21, 2007.

Stockholder Proposals to be submitted for consideration at our 2008 annual meeting but not submitted for inclusion in our proxy materials for that meeting, including stockholder nominations for candidates for election as directors, must be received by our Corporate Secretary on or before December 21, 2007 in accordance with the procedures set forth in our bylaws. However, if the date of our 2008 annual meeting is a date that is not within 30 days before or after May 23, 2008, the anniversary date of this year’s annual meeting, notice by the stockholder of a proposal must be received no later than the close of business on the later of (1) 120 days in advance of the 2008 annual meeting or (2) 10 calendar days after public announcement of the meeting date.

ANNUAL REPORT TO STOCKHOLDERS AND FORM 10-K

The 2006 Annual Report to Stockholders, including our Annual Report on Form 10-K for the period ended December 31, 2006 (which is not a part of the Company’s proxy soliciting materials), is being mailed to our stockholder with this proxy statement. The Form 10-K and the exhibits filed with it are available at our Web site at http://www.omtr.com. Upon request by any stockholder to Investor Relations at the address listed above, a copy of any or all exhibits to the Form 10-K will be furnished for a fee which will not exceed the Company’s reasonable expenses in furnishing the exhibits.

OTHER BUSINESS

The Board is not aware of any other matters to be presented at the annual meeting. If any other matter should properly come before the annual meeting, however, the enclosed proxy card confers discretionary authority with respect to such matter and the persons appointed as proxies intend to vote the shares represented in accordance with their best judgment.

By Order of the Board of Directors,

Shawn J. Lindquist
Chief Legal Officer, Senior Vice President
and Secretary

Orem, Utah
April 19, 2007

IMPORTANT INFORMATION CONCERNING
THE 2007 ANNUAL MEETING OF STOCKHOLDERS OF OMNITURE, INC.

Check-in begins: 9:30 a.m.	Meeting begins: 10:00 a.m.

•	Omniture stockholders, including joint holders, as of the close of business on April 2, 2007 are entitled to attend the 2007 Annual Meeting of Stockholders on May 23, 2007

•	All stockholders and their proxies should be prepared to present photo identification for admission to the meeting

•	If you are a street name holder (that is, you hold your shares through a broker, trustee or nominee), you will be asked to present proof of beneficial ownership of shares of Omniture common stock as of the record date, such as your most recent brokerage statement prior to April 2, 2007, a copy of your voting instruction card or other evidence of ownership

•	Persons acting as proxies must bring a valid proxy from a record holder who owns shares as of the close of business on April 2, 2007

THANK YOU FOR YOUR INTEREST AND SUPPORT — YOUR VOTE IS IMPORTANT!
PLEASE RETURN YOUR PROXY CARD OR VOTING INSTRUCTION CARD
FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS TODAY

Directions to:
Sundance Resort
RR3 Box A-1
Sundance, Utah 84604 USA
Telephone: + 1-801-225-4107
Web site: http://www.sundanceresort.com

From Salt Lake International Airport (approximately 48 miles):

When exiting the airport, turn onto I-80 East. Then turn right onto Interstate 215 (I-215) heading South. Next take Interstate 15 (I-15) South towards Provo.

Continue on Interstate 15 (I-15) to exit #272 (which is 800 North in the City of Orem). Turn left, heading East.

Stay on 800 North through Orem to the mouth of Provo Canyon. Stay in the left hand lane, which will drop onto Highway 189.

Continue up the canyon approx. 7 miles to Scenic Route #92, which is the first left after the tunnel. Sundance is 2 miles up the canyon on the left.

***PLEASE NOTE*** If you reach Deer Creek Reservoir, then you are 3 miles past the Sundance turn-off.

ANNUAL MEETING OF STOCKHOLDERS OF
OMNITURE, INC.
May 23, 2007
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
ê     Please detach along perforated line and mail in the envelope provided.   ê
   ■            20230000000000001000    9                                                                     052307

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE MARK YOUR VOTE, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

							FOR	AGAINST	ABSTAIN
1. Election of Directors:					2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year ending December 31, 2007.	☐	☐	☐

NOMINEES:
☐	FOR ALL NOMINEES	¡	D. Fraser Bullock

This proxy is solicited on behalf of the Board of Directors of the Company. This proxy, when properly executed, will be voted in accordance with the instructions given above. If no instructions are given, this proxy will be voted “FOR” election of the Directors and “FOR” proposal 2.

In their discretion, the proxies identified herein are authorized to vote on such other matters of business as may properly come before the meeting or any adjournment or postponement thereof.

		¡	Mark P. Gorenberg
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instruction below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

						If you plan to attend the meeting, please check the box at right.	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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OMNITURE, INC.
PROXY
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 23, 2007
AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF OMNITURE, INC.
      The undersigned hereby appoints Joshua G. James, Michael S. Herring and Shawn J. Lindquist and each of them, with full power of substitution, as proxies to represent and vote as designated on the reverse side, all the shares of Common Stock of Omniture, Inc. held of record by the undersigned on April 2, 2007, at the Annual Meeting of Stockholders of Omniture, Inc. to be held on May 23, 2007 at 10:00 a.m. (Mountain Time) at Sundance Resort, Sundance, Utah 84604, or any adjournment or postponement thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the proxies discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof.
(Continued and to be marked, signed and dated on the reverse side)

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